                                                                    Exhibit 10.2



                                   $85,000,000

                                CREDIT AGREEMENT

                           Dated as of October 9, 1998

                                      among

                                   MOSLER INC.

                                  as Borrower,
                                  ------------

                      THE BANKS, FINANCIAL INSTITUTIONS AND
                    OTHER INSTITUTIONAL LENDERS NAMED HEREIN,

                               as Initial Lenders,
                               -------------------

                              FLEET NATIONAL BANK,

                            as Initial Issuing Bank,
                               as Swing Line Bank,
                             as Administrative Agent
                             -----------------------
                                       and
                             as Documentation Agent
                             ----------------------

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS AND ACCOUNTING TERMS...................................2
   SECTION 1.1  Certain Defined Terms.........................................2
   SECTION 1.2  Computation of Time Periods..................................28
   SECTION 1.3  Accounting Terms.............................................28
   SECTION 1.4  Other Definitional Provisions................................28

ARTICLE 2  AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF
   CREDIT ...................................................................28
   SECTION 2.1  The Advances.................................................28
   SECTION 2.2  Making the Advances..........................................30
   SECTION 2.3  Issuance of and Drawings and Reimbursement
                Under Letters of Credit......................................32
   SECTION 2.4  Repayment of Advances........................................34
   SECTION 2.5  Termination or Reduction of the Commitments..................35
   SECTION 2.6  Prepayments..................................................36
   SECTION 2.7  Interest.....................................................38
   SECTION 2.8  Fees.........................................................39
   SECTION 2.9  Conversion of Advances.......................................40
   SECTION 2.10 Increased Costs, Etc.........................................41
   SECTION 2.11 Payments and Computations....................................42
   SECTION 2.12 Taxes........................................................44
   SECTION 2.13 Sharing of Payments, Etc.....................................46
   SECTION 2.14 Use of Proceeds..............................................47
   SECTION 2.15 Defaulting Lenders...........................................47
   SECTION 2.16 Removal of Lender............................................49

ARTICLE 3  CONDITIONS OF LENDING.............................................50
   SECTION 3.1  Conditions Precedent to Initial Extension of Credit..........50
   SECTION 3.2  Conditions Precedent to Each Borrowing and Issuance..........57
   SECTION 3.3  Determinations Under Section 3.1.............................58

ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF THE BORROWER....................59
   SECTION 4.1  Organization.................................................59
   SECTION 4.2  Subsidiaries.................................................59
   SECTION 4.3  Corporate Power, Authorization...............................59
   SECTION 4.4  Governmental Authorizations, Approvals.......................60
   SECTION 4.5  Due Execution, Validity, Enforceability......................60
   SECTION 4.6  Financial Statements.........................................60
   SECTION 4.7  Accurate Information.........................................60
   SECTION 4.8  Litigation...................................................61

   SECTION 4.9  Regulation U.................................................61
   SECTION 4.10 ERISA........................................................61
   SECTION 4.11 Casualty.....................................................61
   SECTION 4.12 Environmental Matters........................................61
   SECTION 4.13 Burdensome Documents.........................................62
   SECTION 4.14 Priority of Liens............................................62
   SECTION 4.15 Taxes........................................................63
   SECTION 4.16 Compliance with Securities Laws..............................63
   SECTION 4.17 Solvency.....................................................64
   SECTION 4.18 Debt.........................................................64
   SECTION 4.19 No Defaults, Compliance with Laws............................64
   SECTION 4.20 Owned Real Property..........................................64
   SECTION 4.21 Leased Real Property.........................................65
   SECTION 4.22 Material Contracts...........................................65
   SECTION 4.23 Intellectual Property........................................65
   SECTION 4.24 Acquisition Documents........................................65
   SECTION 4.25 Fees.........................................................65

ARTICLE 5  AFFIRMATIVE COVENANTS.............................................66
   SECTION 5.1  Compliance with Law..........................................66
   SECTION 5.2  Payment of Taxes, Etc........................................66
   SECTION 5.3  Compliance with Environmental Laws...........................66
   SECTION 5.4  Preparation of Environmental Reports.........................66
   SECTION 5.5  Maintenance of Insurance.....................................67
   SECTION 5.6  Preservation of Corporate Existence, Etc.....................67
   SECTION 5.7  Visitation Rights............................................67
   SECTION 5.8  Keeping of Books.............................................68
   SECTION 5.9  Maintenance of Properties, Etc...............................68
   SECTION 5.10 Compliance with Terms of Leaseholds..........................68
   SECTION 5.11 Performance of Material Contracts............................68
   SECTION 5.12 Agreement to Grant Additional Security.......................68
   SECTION 5.13 Interest Rate Protection.....................................70
   SECTION 5.14 Performance of Acquisition Documents.........................70
   SECTION 5.15 Year 2000 Compatibility......................................71
   SECTION 5.16 Cash Concentration or Blocked Accounts.......................71

ARTICLE 6  NEGATIVE COVENANTS................................................71
   SECTION 6.1  Liens, Etc...................................................71
   SECTION 6.2  Debt.........................................................73
   SECTION 6.3  Fundamental Changes..........................................74
   SECTION 6.4  Sales, Etc. of Assets........................................74
   SECTION 6.5  Investments in Other Persons.................................75
   SECTION 6.6  Dividends, Etc...............................................76

   SECTION 6.7  Change in Nature of Business.................................77
   SECTION 6.8  Charter Amendments...........................................78
   SECTION 6.9  Accounting Changes...........................................78
   SECTION 6.10 Prepayments, Etc. of Debt....................................78
   SECTION 6.11 Amendment, Etc. of Acquisition Documents.....................78
   SECTION 6.12 Amendment, Etc. of Material Contracts........................78
   SECTION 6.13 Negative Pledge..............................................78
   SECTION 6.14 Partnerships, New Subsidiaries...............................78
   SECTION 6.15 Transactions with Affiliates.................................79
   SECTION 6.16 Speculative Transactions.....................................79
   SECTION 6.17 Capital Expenditures.........................................79
   SECTION 6.18 Issuance of Stock............................................80

ARTICLE 7  REPORTING REQUIREMENTS............................................80
   SECTION 7.1  Default Notice...............................................80
   SECTION 7.2  Monthly Financials...........................................80
   SECTION 7.3  Quarterly Financials.........................................81
   SECTION 7.4  Annual Financials............................................81
   SECTION 7.5  Annual Forecasts.............................................82
   SECTION 7.6  ERISA Events and ERISA Reports...............................82
   SECTION 7.7  Plan Terminations............................................82
   SECTION 7.8  Actuarial Reports............................................82
   SECTION 7.9  Plan Annual Reports..........................................82
   SECTION 7.10 Reserved.....................................................83
   SECTION 7.11 Multiemployer Plan and ESOP Notices..........................83
   SECTION 7.12 Litigation...................................................83
   SECTION 7.13 Securities Reports...........................................83
   SECTION 7.14 Creditor Reports.............................................83
   SECTION 7.15 Agreement Notices............................................83
   SECTION 7.16 Revenue Agent Reports........................................84
   SECTION 7.17 Environmental Conditions.....................................84
   SECTION 7.18 Real Property................................................84
   SECTION 7.19 Insurance....................................................84
   SECTION 7.20 Borrowing Base Certificate...................................84
   SECTION 7.21 Management Letters...........................................84
   SECTION 7.22 Other Information............................................84

ARTICLE 8  FINANCIAL COVENANTS...............................................85
   Section 8.1  Minimum EBITDA...............................................85
   Section 8.2  Consolidated Senior Debt to EBITDA Ratio.....................85
   Section 8.3  Consolidated Funded Debt to EBITDA...........................86
   Section 8.4  Interest Coverage Ratio......................................86

ARTICLE 9  EVENTS OF DEFAULT.................................................87
   SECTION 9.1  Payment......................................................87
   SECTION 9.2  Representations and Warranties...............................88
   SECTION 9.3  Certain Covenants............................................88
   SECTION 9.4  Other Covenants..............................................88
   SECTION 9.5  Other Defaults...............................................88
   SECTION 9.6  Bankruptcy, Etc..............................................88
   SECTION 9.7  Judgments....................................................89
   SECTION 9.8  Loan Documents...............................................89
   SECTION 9.9  Liens........................................................89
   SECTION 9.10 Change of Control............................................89
   SECTION 9.11 ERISA Events.................................................89
   SECTION 9.12 Borrowing Base Deficiency....................................90

ARTICLE 10  THE ADMINISTRATIVE AGENT.........................................91
   SECTION 10.1  Authorization and Action....................................91
   SECTION 10.2  Agent's Reliance, Etc.......................................91
   SECTION 10.3  Fleet and Affiliates........................................92
   SECTION 10.4  Lender Party Credit Decision................................92
   SECTION 10.5  Indemnification.............................................92
   SECTION 10.6  Successor Administrative Agents.............................93
   SECTION 10.7  Events of Default...........................................94

ARTICLE 11  MISCELLANEOUS....................................................95
   SECTION 11.1  Amendments, Etc.............................................95
   SECTION 11.2  Notices Etc.................................................96
   SECTION 11.3  No Waiver; Remedies.........................................97
   SECTION 11.4  Costs and Expenses..........................................97
   SECTION 11.5  Right of Set-off............................................99
   SECTION 11.6  Binding Effect.............................................100
   SECTION 11.7  Assignments and Participations.............................100
   SECTION 11.8  Execution in Counterparts..................................103
   SECTION 11.9  No Liability of the Issuing Bank...........................103
   SECTION 11.10 Confidentiality............................................104
   SECTION 11.11 Severability...............................................104
   SECTION 11.12 Integration................................................104
   SECTION 11.13 JURISDICTION, ETC..........................................104
   SECTION 11.14 GOVERNING LAW..............................................105
   SECTION 11.15 WAIVER OF JURY TRIAL.......................................105

EXHIBITS

Exhibit A     -    Form of Assignment and Acceptance
Exhibit B     -    Form of Borrowing Base Certificate
Exhibit C     -    Form of Revolving Credit Note
Exhibit D     -    Form of Notice of Borrowing
Exhibit E     -    Form of Security Agreement
Exhibit F     -    Form of Intellectual Property Security Agreement
Exhibit G     -    Form of Subsidiary Guaranty
Exhibit H     -    Form of Swing Line Note

SCHEDULES

Schedule I         Commitments and Applicable Lending Offices
Schedule II.       Affiliates of Kelso & Company, Inc.
Schedule 3.1(a)(x) States in which Loan Parties are Qualified to do Business
Schedule 3.1(e)    Disclosed Litigation
Schedule 3.1(r)    Landlord Waivers/Bailee Letters
Schedule 4.2       Subsidiaries
Schedule 4.4       Required Authorizations and Approvals
Schedule 4.12      Environmental Matters
Schedule 4.13      Burdensome Documents
Schedule 4.14      Filing Jurisdiction
Schedule 4.18(a)   Existing Debt
Schedule 4.18(b)   Surviving Debt
Schedule 4.19      No Defaults
Schedule 4.20      Owned Real Estate
Schedule 4.21      Leased Real Estate
Schedule 4.22      Material Contracts
Schedule 4.23      Intellectual Property
Schedule 6.1(j)    Liens
Schedule 6.5(b)    Loans and Advances to Officers, Directors or Employees
Schedule 6.5(h)    Existing Investments
Schedule 6.18      Existing Issuances, Etc. of Stock

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT, dated as of October 9, 1998, by and among MOSLER INC., a Delaware corporation (the "BORROWER"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), FLEET NATIONAL BANK, as Initial Issuing Bank (the "INITIAL ISSUING BANK"), FLEET NATIONAL BANK, as the Swing Line Bank (the "SWING LINE BANK"), FLEET NATIONAL BANK, as administrative agent (together with any successor appointed pursuant to Article 10, the "ADMINISTRATIVE AGENT") and as documentation agent (together with any successor appointed pursuant to Section 11.7, the "Documentation Agent") for the Lender Parties (as hereinafter defined).

                             PRELIMINARY STATEMENT:

         (1) The Borrower currently contemplates entering into a transaction pursuant to which the Borrower will purchase substantially all of the assets of De La Rue Cash Systems Inc. ("DE LA RUE CASH SYSTEMS") and De La Rue Systems Americas Corporation ("DE LA RUE SYSTEMS AMERICAS") relating to such Persons' business and operations in the financial security equipment and service industry (such transaction being hereinafter called the "ACQUISITION" and the assets being transferred pursuant to the Acquisition being referred to herein as the "LEFEBURE DIVISION") pursuant to the terms of that certain Asset Purchase Agreement dated as of September 30, 1998, by and among the Borrower, De La Rue Systems Americas and De La Rue Cash Systems Inc. (the "ACQUISITION AGREEMENT");

         (2) The Borrower has requested that the Lender Parties (as hereinafter defined) make loans to the Borrower and issue letters of credit having an aggregate principal and face amount at any one time outstanding of up to Eighty-Five Million Dollars ($85,000,000), to be used by the Borrower (i) to finance the purchase price for the Acquisition, including any post-closing purchase price adjustments payable in accordance with the terms of the Acquisition Agreement, (ii) to pay fees and expenses incurred in connection with the Transaction, (iii) to provide working capital and finance capital expenditures for the Borrower and its Subsidiaries and for acquisitions by the Borrower and its Subsidiaries, and (iv) to refinance certain existing indebtedness of the Borrower, and the Lender Parties have agreed to make such loans and issue such letters of credit all on and subject to the terms and conditions of this Agreement;

         (3) This Credit Agreement is intended to replace, refinance and refund the Amended and Restated Financing Agreement, dated as of October 1, 1996, among the Borrower, Star Bank, National Association and the Lenders from time to time parties thereto (the "Existing Credit Agreement");

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS


         SECTION 1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACQUISITION" has the meaning specified in the Preliminary Statements.

         "ACQUISITION AGREEMENT" has the meaning specified in the Preliminary Statements.

         "ACQUISITION DATE" means the date on which the Acquisition shall have been consummated in accordance with the Acquisition Documents.

         "ACQUISITION DOCUMENTS" means the Acquisition Agreement, Transitional Services Agreement, Patent License Agreement, Supply Agreement, International Distribution Agreement, FRS/FCS Distribution Agreement and Assignment and Assumption Agreement, as such terms are defined in the Acquisition Agreement, and all schedules and exhibits related to each such agreement.

         "ACQUISITION PURCHASE PRICE" means the aggregate purchase price payable by the Borrower under the Acquisition Agreement for the LeFebure Division, including any post-closing adjustments payable by the Borrower pursuant to
Article III of the Acquisition Agreement.

         "ADDITIONAL COLLATERAL DOCUMENTS" has the meaning specified in Section 5.12(e).

         "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

         "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Fleet at its office at Fleet National Bank, One Federal Street, Boston, Massachusetts 02110, Account No. 151035203156, Attention: Loan Administration.

         "ADVANCE" means a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

         "AFFECTED LENDER" has the meaning specified in Section 2.16.

         "AFFILIATE" means, as to any Person, any other Person other than a wholly-owned Subsidiary that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 50% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "AFTER-ACQUIRED MORTGAGED PROPERTY" means any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date subject to a Mortgage granted to the Administrative Agent for the benefit of the Secured Parties pursuant to SECTION 5.13.

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Prime Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

         "APPLICABLE MARGIN" means, with respect to a Eurodollar Rate Advance, 2.625% and with respect to a Prime Rate Advance, 1.625%.

         "ASSET DISPOSITION' shall mean the disposition of any or all of the fixed assets of the Borrower or any of its Subsidiaries whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, by the Borrower, in accordance with Section 11.7 and in substantially the form of EXHIBIT A hereto.

         "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "BANK HEDGE AGREEMENT" means any interest rate Hedge Agreement required or permitted under Section 5.13 that is entered into by and between the Borrower and any Hedge Bank.

         "BLOCKED ACCOUNTS" has the meaning given that term in Section 5.16.

         "BORROWER" has the meaning specified in the recital of parties to this Agreement.

         "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Fleet National Bank at its office at One Federal Street, Boston, Massachusetts 02110, Account No. 9415860353.

         "BORROWING" means a Revolving Credit Borrowing or a Swing Line
Borrowing.

         "BORROWING BASE" on any date means the sum of (i) 80% of the value of the Eligible Receivables PLUS (ii) 50% of the value of the Eligible Inventory, in each case set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to the terms of this Agreement on or prior to such date; PROVIDED, HOWEVER, insofar as the Administrative Agent in its reasonable discretion increases any reserve it may apply to reduce the value of Eligible Inventory or Eligible Receivables beyond any such reserve at the date hereof, and such increase (which shall be effective immediately) shall solely cause a Borrowing Base Deficiency, the Borrower shall, notwithstanding anything herein to the contrary, have ninety days in which to cure such Borrowing Base Deficiency before such deficiency will constitute a Default hereunder; PROVIDED, HOWEVER, the automatic reductions in the amount of Eligible Inventory or Eligible Receivables occurring after the Closing Date shall not be deemed an increase of any reserve for purposes hereof.

         "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of EXHIBIT B hereto, duly certified by the Chief Financial Officer of the Borrower.

         "BORROWING BASE DEFICIENCY" means, at any time, the failure of the Borrowing Base at such time to equal or exceed the sum of (a) the aggregate principal amount of the Revolving Credit Advances, the Letter of Credit Advances and the Swing Line Advances outstanding at such time PLUS (b) the aggregate Available Amount under all Letters of Credit outstanding at such time.

         "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in Boston, Massachusetts and New York, New York and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

         "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for Equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or Equipment on a Consolidated balance sheet of such Person; PROVIDED, that Capital Expenditures shall not include such expenditures to the extent that such expenditures constitute a reinvestment of Net Cash Proceeds from any Asset Disposition or Extraordinary Receipt permitted under this Agreement.

         "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

         "CASH DOMINION EVENT" has the meaning specified in Section 5.16.

         "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries, free and clear of all Liens other than Liens created under the Collateral Documents: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) and has combined capital and surplus of at least $500,000,000, (c) commercial paper in an aggregate amount of no more than $1,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-2" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-2" (or the then equivalent grade) by Standard & Poor's Ratings Group (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent in its reasonable judgment) or (d) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the Securities and Exchange Commission under the Investment Company Act.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended from time to time.

         "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

         "CHANGE OF CONTROL" means any of the following events: (a) Kelso and its Affiliates shall at any time cease to own, in the aggregate, at least 51% of the total voting power of all the outstanding capital stock of the Borrower, (b) neither Kelso nor any of its Affiliates shall have the power (whether or not exercised), by virtue of owning shares of the Capital Stock of the Borrower or by contract or otherwise, to elect or cause the election of a majority of the board of directors of the Borrower; or (c) a "Change of Control" as defined in the Senior Unsecured Note Indenture shall have occurred. For purposes of this definition "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, by family relationship or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

         "CLOSING DATE" means the date on which all of the conditions precedent set forth in Section 3.1 to the Initial Extension of Credit shall have been satisfied or waived.

         "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

         "COLLATERAL DOCUMENTS" means the Security Agreement, the Intellectual Property Security Agreement, the Mortgages and any other agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties, including the Additional Collateral Documents delivered pursuant to Section 5.13.

         "COLLECTING BANKS" has the meaning specified in Section 5.16.

         "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

         "CONFIDENTIAL INFORMATION" means information provided by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender Party or obtained by the Administrative Agent or such Lender Party based on a review of the books and records of the Borrower or any of its Subsidiaries in each case pursuant to this Agreement, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or any Lender Party of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender Party from a source acting other than on behalf of the Borrower that is not, to the best of the Administrative Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with the Borrower.

         "CONSOLIDATED" refers to the consolidation of accounts, in accordance with GAAP, of any Person and all of its Subsidiaries, and if not specified, the Borrower and all of its Subsidiaries.

         "CONSOLIDATED DEBT TO EBITDA" means, for any fiscal quarter of the Borrower, a ratio of (a) Debt of the Borrower and its Subsidiaries as at the end of such fiscal quarter to (b) EBITDA for the most recently completed four fiscal quarters of the Borrower and its Subsidiaries.

         "CONSOLIDATED NET INCOME" means, for any period, the net income of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income

                  (i) any net income of any person if such person is not a Subsidiary, except that (A) the Borrower's equity in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such person during such period to the Borrower or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the Borrower's equity in a net loss of any such person for such period shall be included in determining such Consolidated Net Income;

                  (ii) any net income of any person acquired by the Borrower or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

                  (iii) any net income of any Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Borrower, except that (A) the Borrower's equity in the net income of any such Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Subsidiary during such period to the Borrower or another Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Subsidiary, to the limitation contained in this clause) and (B) the Borrower's equity in a net loss of any such Subsidiary for such period shall be included in determining such Consolidated Net Income;

                  (iv) any gain or loss realized upon the sale or other disposition of any property, plant or equipment of the Borrower or its Subsidiaries (including pursuant to any sale-and-leaseback arrangement) other than obsolete property, plant or equipment sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any capital stock of any person;

                  (v) any amortization of debt discount and deferred debt issuance costs associated with the Existing Credit Agreement;

                  (vi) any cumulative catch-up adjustment in connection with SFAS 106 entitled "Employers' Accounting for Post-retirement Benefits Other Than Pensions;" and

                  (vii) the cumulative effect of a change in accounting principles.

         "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.9 or 2.10.

         "DEBT" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (exclusive of any Obligation of the Borrower to make any purchase price adjustment under Article III of the Acquisition Agreement or any like provisions included in any agreement entered into in connection with a Permitted Acquisition and other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock but excluding (i) any dividends payable solely in equity securities, including any "paid-in-kind" dividends on any preferred stock and (ii) any obligations of the type referenced in Section 6.6(d), (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
(h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts, contract rights or inventory) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

         "DEBT ISSUANCE" means any issuance or sale or other incurrence by the Borrower or any of its Subsidiaries of any Debt; PROVIDED, HOWEVER, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(ii), the term "Debt Issuance" shall not include the issuance, sale or other incurrence of Debt permitted under Section 6.2.

         "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.1 or 2.2 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.2(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.1 on the same date as the Defaulted Advance so deemed made in part.

         "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Administrative Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.2(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.3(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.2(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (e) the Administrative Agent or the Issuing Bank pursuant to
Section 10.5 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

         "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in
Section 9.6.

         "DE LA RUE" means, collectively, De La Rue Cash Systems and De La Rue Systems Americas.

         "DE LA RUE CASH SYSTEMS" means De La Rue Cash Systems Inc., a corporation organized under the laws of the State of Delaware, and any legal successor in interest thereto.

         "DE LA RUE SYSTEMS AMERICAS" means De La Rue Systems Americas Corporation, a corporation organized under the laws of the Commonwealth of Massachusetts, and any legal successor in interest thereto.

         "DISCLOSED LITIGATION" has the meaning specified in Section 3.1(e).

         "DISPOSAL" means the discharge, deposit, injection, dumping, spilling, leaking or placing of any solid waste or hazardous waste, as those terms are defined by any federal, state, local or foreign law, into or on any land or water so that such solid waste or hazardous waste or any constituents thereof may enter the environment or be emitted into the air or discharged into any waters, including ground waters.

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" means any Subsidiary organized under the laws of the United States of America or any State thereof.

         "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (i) Consolidated Net Income, (ii) Interest Expense, (iii) income tax expense, (iv) depreciation expense, (v) extraordinary and nonrecurring losses,
(vi) amortization expense, (vii) all other non-cash charges and expenses, including non-cash ESOP expenses, the non-cash portion of the effect of SFAS 106, the expense associated with amortization of the intangible and other assets (including amortization or other expense recognition of any costs associated with asset write-ups in accordance with APB Nos. 16 and 17), and (viii) all cash expenses relating to the Transaction which are not capitalized (including any non-recurring transition costs associated with the Transaction), MINUS extraordinary and nonrecurring gains (in each case determined in accordance with GAAP).

         "ELIGIBLE ASSIGNEE" means with respect to any Facility (other than the Letter of Credit Facility), (a) a Lender; (b) an Affiliate of a Lender; and (c) subject to the prior approval of the Administrative Agent and, so long as no Event of Default shall have occurred and be continuing, the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed, (i) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $500,000,000; (iii) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (iv) the central bank of any country that is a member of the OECD; and (v) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and, with respect to the Letter of Credit Facility, a Person that is an Eligible Assignee under subclause
(i) or (iii) of clause (c) of this definition and is approved by the Administrative Agent and the Borrower, such approval by the Borrower not to be unreasonably withheld or delayed; PROVIDED, HOWEVER, that no Loan Party or Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

         "ELIGIBLE INVENTORY" means Inventory of the Borrower located in the United States or Puerto Rico (minus any reserves reasonably requested by the Administrative Agent) as to which (a) the Borrower has acquired title, (b) the Lenders have a first perfected security interest and (c) the Borrower shall have furnished to the Administrative Agent information adequate for purposes of identification at times and in form and substance as may be reasonably requested by the Administrative Agent; PROVIDED, that Inventory shall not constitute Eligible Inventory (i) if and when the Borrower sells it, otherwise passes title thereto or consumes it, (ii) if the Lenders release their security interest therein, or (iii) to the extent that it (A) is obsolete or not currently useable or salable in the ordinary course of the Borrower's business, (B) is produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29, Section 215(a) (1) of the United States Code, or (C) is Inventory held for consumption by the Borrower or a Subsidiary of the Borrower and not for sale in the ordinary course of business. Any Inventory which is Eligible Inventory at any time, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory until such time as it once again meets all of the foregoing requirements; PROVIDED, HOWEVER, that in no event will Inventory that consists of raw materials and work-in-process be included in Borrowing Base in an amount in excess of $5,000,000; and PROVIDED, FURTHER, that, in addition to whatever other reserves may be applicable to the calculation of Eligible Inventory, a reserve equal to 5% of the net book value of the Borrower's Inventory will be deducted from the net book value of the Inventory prior to any such calculation of Eligible Inventory made after one year of the Closing Date, and such reserve will be increased to 10% with respect to any such calculation made after two years of the Closing Date.

         "ELIGIBLE RECEIVABLES" means only such Receivables of the Borrower (minus any reserves reasonably requested by the Administrative Agent which are reflected on the books and records of the Borrower (valued at their book value net of any applicable reserves), but shall in no event include:

         (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Borrower's business;

         (b) Receivables on terms other than those normal or customary in the Borrower's business;

         (c) Receivables owing from any Person that is an Affiliate of the Borrower; PROVIDED, HOWEVER, that the limitation in this clause (c) shall not apply to any Person who is an Affiliate solely because its equity securities are owned by Kelso and Companies, Inc. or any investment funds it manages;

         (d) Receivables more than 120 days past the date due;

         (e) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in Section 9.6;

         (f) Receivables (i) owing from any Person that is also a supplier to or creditor of the Borrower unless such Person has waived any right of set-off in a manner reasonably acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling a Borrower to discounts on future purchases therefrom; PROVIDED, HOWEVER, the limitations in (f)(i) hereof will not apply to any Receivables due from a Lender Party hereto.

         (g) Receivables owing from an account debtor that is an agency, department or instrumentality of the United States or any State thereof unless a Borrower shall have satisfied (within 60 days of the Closing Date) the requirements of the Assignment of Claims Act of 1940, as amended, and any similar State legislation and the Administrative Agent is satisfied as to the absence of set-offs, counterclaims and other defenses on the part of such account debtor.

         (h) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first and only priority lien or security interest in favor of the Secured Parties securing the Secured Obligations.

; PROVIDED, HOWEVER, that the limitations in clauses (a) to (h) above shall not be applicable to any Receivables acquired in the Acquisition and whose collectibility is guaranteed in full by De La Rue; and, PROVIDED, FURTHER, in addition to whatever other reserves may be applicable to the calculation of Eligible Receivables, a reserve equal to 5% of the net book value of Borrower's Receivables will be deducted from the net book value of the Receivables for any calculation of Eligible Receivables made after one year of the Closing Date and such reserve will be increased to 10% to any such calculation made after two years of the Closing Date.

         "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to public health and safety or the environment, including, without limitation, (a) by any governmental or regulatory authority or third party for enforcement, cleanup, Removal, Response, Remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

         "ENVIRONMENTAL LAW" means any international or transnational law, federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, threatened release, release or discharge of Hazardous Materials.

         "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

         "EQUIPMENT" has the meaning specified in Section 1(a) of the Security Agreement.

         "EQUITY ISSUANCE" means any sale or issuance by the Borrower or any of its Subsidiaries of any capital stock or other ownership of profit interest, any securities convertible or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest; PROVIDED, HOWEVER, that for purposes of determination of Net Cash Proceeds under Section 2.6(b)(ii), the term "Equity Issuance" shall not include any issuance or sale of (a) capital stock of the Borrower to any Person as consideration paid in connection with, or to enable the Borrower or a Subsidiary of the Borrower to fund, a Permitted Acquisition;
(b) capital stock of the Borrower issued on or before the Closing Date in connection with the Acquisition; (c) common stock of the Borrower issued to any director of the Borrower required by applicable law in connection with such person acting in such capacity; and (d) common stock of the Borrower to management and employees thereof, respectively, pursuant to a stock option plan subscription agreement, incentive plan or similar arrangement or the exercise of options issued pursuant thereto.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan under ERISA Section 4041(c), pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on SCHEDULE I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

         "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum (rounded upward, if necessary, to the nearest 1/100 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period; PROVIDED, HOWEVER, that if the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward as described above, if necessary) for deposits in U.S. dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

         If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. (New York time) two Business Days before the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that the Eurodollar Rate for such Interest Rate cannot be determined.

         In the event that the Board of Governors of the Federal Reserve System shall impose a Eurodollar Rate Reserve Percentage with respect to Eurocurrency Liabilities, the Eurodollar Rate for an Interest Period shall be equal to the amount determined above for such Interest Period divided by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

         "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.7(a)(ii).

         "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

         "EVENTS OF DEFAULT" has the meaning specified in Article 9.

         "EXISTING DEBT" means Debt of the Borrower and its Subsidiaries outstanding immediately before giving effect to the Transaction and described in
SCHEDULE 4.18(a).

         "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, to the extent (and only to the extent) consisting of proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings) or condemnation awards (and payments in lieu thereof); PROVIDED, HOWEVER, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance or condemnation awards (and payments in lieu thereof) to the extent that such proceeds, awards or payments are reinvested in the business of the Borrower and its Subsidiaries in a manner consistent with the requirements of
Section 6.7 hereof, so long as (i) such application is made within 180 days after such Person's receipt of such proceeds, awards or payments and (ii) such proceeds or payments or, if such reinvestment is in a project authorized by the Board of Directors of the Borrower that will take longer than 180 days to complete, the period of time necessary to complete such project.

         "FACILITY" means the Revolving Credit Facility, the Letter of Credit Facility or the Swing Line Facility.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FISCAL YEAR" means, with respect to the Borrower and its Subsidiaries, any period of fifty-two (or, if applicable, fifty-three) consecutive weeks ending on the Saturday occurring nearest to June 30 of any year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., "FISCAL YEAR 1998") refer to the Fiscal Year ending on the Saturday occurring nearest to June 30 of that calendar year.

         "FLEET" means Fleet National Bank in its capacity as a Lender or Issuing Bank.

         "FOREIGN SUBSIDIARY" means any Subsidiary organized under the laws of any jurisdiction other than the United States of America or any State thereof.

         "FUNDED DEBT" means, with respect to the Borrower, the Advances, and with respect to the Borrower and the other Loan Parties and any other Person, all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including the current portion of all such Debt.

         "GAAP" has the meaning specified in Section 1.3.

         "GUARANTEED OBLIGATIONS" has the meaning specified in the Subsidiary Guaranties.

         "GUARANTORS" means (a) each Domestic Subsidiary of the Borrower and (b) each Person which shall have executed and delivered or become a party to a Subsidiary Guaranty hereunder.

         "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any applicable Environmental Law.

         "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

         "HEDGE BANK" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

         "INDEMNIFIED PARTY" has the meaning specified in Section 11.4(b).

         "INFORMATION MEMORANDUM" means the information memorandum, dated September 1998, by the Administrative Agent to the Lenders.

         "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit.

         "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

         "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

         "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, by which its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, exceed the amount equal to 110% of its assets.

         "INTELLECTUAL PROPERTY SECURITY AGREEMENT" has the meaning specified in
Section 3.1(a)(v).

         "INTEREST EXPENSE" means, with respect to any Person for any period, interest expense on all Debt of such Person for such period net of interest income for such period, whether paid or accrued, determined on a Consolidated basis for such Person and its Subsidiaries and in accordance with GAAP, and including, without limitation, (a) in the case of the Borrower, interest expense in respect of Debt resulting from Advances, (b) the interest component of all obligations under Capitalized Leases, (c) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, Letters of Credit), (d) the net payment, if any, payable in connection with Hedge Agreements less the net credit, if any, received in connection with Hedge Agreements and (e) all fees paid by the Borrower pursuant to Section 2.8(a).

         "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Prime Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York time) on the third Business Day prior to the first day of such Interest Period, select; PROVIDED, HOWEVER, that:

                  (a) The Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Prime Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED, HOWEVER, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (c) Whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (d) Until the earlier of (i) 120 days after the Closing Date, or (ii) the date on which the Administrative Agent notifies the Borrower that the syndication of the Facilities has been completed, only Interest Periods with a duration of seven days, if available to all the Lenders, shall be available to the Borrower for Eurodollar Rate Advances, or if such Interest Periods are not available to all the Lenders, Interest Periods of such duration as may be selected by the Administrative Agent and are acceptable to the other Lenders.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "INVENTORY" of any person means all of such Person's now owned and hereafter acquired inventory, goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, other materials and supplies of any kind, nature or description which are or might be consumed in such Person's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

         "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

         "ISSUING BANK" means the Initial Issuing Bank and each Eligible Assignee to which Letter of Credit Commitment hereunder has been assigned pursuant to Section 11.7.

         "KELSO" means Kelso Investment Associates IV, L.P., a Delaware limited partnership. As used in the definition of "Change of Control", the term "Kelso" shall be deemed to mean Kelso & Company, Inc. and all Affiliates thereof owning any outstanding voting stock in the Borrower as of the date hereof, which Affiliates are listed on SCHEDULE II hereto.

         "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

         "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.4(c)(ii)(A).

         "LEFEBURE DIVISION" has the meaning specified in the Preliminary Statements.

         "LENDER PARTY" means any Lender, the Issuing Bank or the Swing Line
Bank.

         "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 11.7.

         "LETTER OF CREDIT" means any Letter of Credit issued hereunder (as specified in Section 2.3(a)).

         "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.3(c).

         "LETTER OF CREDIT AGREEMENT" has the meaning specified in Section
2.3(a).

         "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank, the amount set forth opposite the Issuing Bank's name on SCHEDULE I hereto under the caption "Letter of Credit

Commitment" or, if the Issuing Bank has entered into one or more Assignments and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 11.7(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced pursuant to Section 2.5.

         "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

         "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) each Subsidiary Guaranty, (d) the Collateral Documents, (e) each Letter of Credit Agreement, (f) each Bank Hedge Agreement, (g) each Additional Collateral Document, and all other agreements, instruments and documents executed in connection therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

         "LOAN PARTIES" means the Borrower, each Guarantor, and each other Person who shall, at any time, have executed and delivered a Loan Document to the Administrative Agent.

         "MARGIN STOCK" has the meaning specified in Regulation U.

         "MATERIAL ADVERSE CHANGE" means any material adverse change in (a) the business, condition (financial or otherwise), results of operations or properties of any Loan Party and its Subsidiaries (taken as a whole), (b) the ability of any Loan Party to perform its obligations under the Loan Documents to which it is a party or (c) any material aspect of the Transaction.

         "MATERIAL ADVERSE EFFECT" has the meaning specified in Section 3.1(e).

         "MATERIAL CONTRACT" means, with respect to any Person, each contract listed on SCHEDULE 4.22, each contract which is a replacement or a substitute for any contract listed on such Schedule and each other contract to which such Person is a party which is material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person.

         "MORTGAGE" means each mortgage, deed of trust or other similar document to be executed and delivered by the appropriate Loan Party, in form and substance acceptable to the Administrative Agent and the Lenders in order (a) to provide that such Loan Party is the mortgagor or grantor, (b) to comply with and/or provide for specific laws of the jurisdictions in which the property to be encumbered is located, and (c) to assure that the Administrative Agent for the benefit of the Secured Parties has a perfected Lien on the Mortgaged Property.

         "MORTGAGEE POLICIES" has the meaning assigned to that term in Section 3.1(a)(iv)(B).

         "MORTGAGED PROPERTY" shall have the meaning assigned to such term in
Section 4.20, and shall also include any parcel (or adjoining parcels) of real property (including any leaseholds) acquired by any Loan Party after the Closing Date subject to a Mortgage granted to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 5.12.

         "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or any Debt Issuance or Equity Issuance by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar out-of-pocket costs, (b) the amount of taxes paid or reasonably estimated to be payable in connection with or as a result of such transaction, (c) the amount of any Debt secured by a Lien on an asset that, by the terms of such transaction, is required to be repaid upon such disposition of such asset, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof, and (d) appropriate amounts provided or to be provided by the Borrower or any of its Subsidiaries as a reserve, in accordance with GAAP, with respect to any liabilities associated with such transaction and retained by the Borrower or any such Subsidiary after such transaction and other appropriate amounts to be used by the Borrower or any of its Subsidiaries to discharge or pay on a current basis any other liabilities associated with such transaction; PROVIDED, HOWEVER, that for purposes of
Section 2.6(b)(i), with respect to an Asset Disposition the term "Net Cash Proceeds" shall not include proceeds to the extent that such proceeds are reinvested in the business of the Borrower and its Subsidiaries in a manner consistent with the requirements of Section 6.7 hereof so long as such application is made within 180 days after such Person's receipt of such proceeds, or if such reinvestment is in a project authorized by the Board of Directors of the Borrower that will take longer than 180 days to complete, the period of time necessary to complete such project.

         "NOTE" means a Revolving Credit Note or a Swing Line Note.

         "NOTICE OF BORROWING" has the meaning specified in Section 2.2(a).

         "NOTICE OF ISSUANCE" has the meaning specified in Section 2.3(a).

         "NOTICE OF RENEWAL" has the meaning specified in Section 2.1(c).

         "NOTICE OF SWING LINE BORROWING" has the meaning specified in Section 2.2(b).

         "NPL" means the National Priorities List under CERCLA.

         "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 9.6. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, HOWEVER, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party may, after the occurrence and during the continuance of an Event of Default, elect to pay or advance on behalf of such Loan Party, and (c) any other obligations arising out of or under, based upon or relating to the Loan Documents.

         "OECD" means the Organization for Economic Cooperation and Development.

         "OPEN YEAR" has the meaning specified in Section 4.15.

         "OTHER TAXES" has the meaning specified in Section 2.12(b).

         "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

         "PERMITTED ACQUISITIONS" means any acquisition by the Borrower of all or substantially all of the assets or the capital stock of any Person which either (a) has been consented to in writing by the Administrative Agent and the Required Lenders, or (b) complies with each of the following: (i) such Person is engaged in substantially the same or similar line of business as the Borrower or any of its Subsidiaries, (ii) the aggregate consideration payable in respect of any individual acquisition shall not exceed $5,000,000 for the first year following the Closing Date and $10,000,000 in each year thereafter, (iii) the aggregate consideration payable in respect of acquisitions contemplated by clause (b) of this definition shall not exceed for all such acquisitions $15,000,000 in any twelve (12)
month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition, (iv) such Person (in the reasonable judgment of the Borrower) on a consolidated basis with its Subsidiaries being acquired in the proposed acquisition had positive pro forma EBITDA for the twelve (12) month period ending on the last day of the calendar month immediately preceding the closing of the proposed acquisition, (v) after giving effect to the proposed acquisition, the amount of the lesser of the Revolving Credit Commitments of all Lenders and the Borrowing Base MINUS the sum of Revolving Advances PLUS Letter of Credit Advances PLUS Swing Line Advances PLUS the aggregate Available Amount of all Letters of Credit then outstanding shall equal at least $10,000,000, (vi) the Borrower shall give the Administrative Agent and the Lenders not less than fifteen (15) Business Days prior written notice of its intention to make a Permitted Acquisition, such notice to include the proposed amounts, date and form of the proposed transaction, a reasonable description of the stock or assets to be acquired and the location of all assets, a description and calculation in reasonable detail of the pro forma adjustments to EBITDA of the target of such acquisition, and a calculation in reasonable detail of the pro forma effect of such acquisition on matters covered by the financial covenants contained herein, (vii) concurrently with the making of a Permitted Acquisition consisting of assets, the Borrower shall, as additional collateral security for the Obligations, grant to the Administrative Agent for the ratable benefit of the Lenders, prior liens on and security interests in any of the acquired assets by the execution and delivery to the Administrative Agent of such agreements, instruments and documents as shall be satisfactory in form and substance to the Administrative Agent, (viii) after giving effect to the proposed acquisition on an historical pro forma basis, there would not be any breach of the covenants in Article 8 hereof for the four quarter period ended immediately prior to the proposed date of such acquisition, and (ix) the Borrower shall not make any acquisition at any time during which an Event of Default shall exist and be continuing or would exist after giving effect to such acquisition.

         "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies (i) not yet delinquent or (ii) the amount or validity of which is currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been maintained or (iii) in an aggregate amount not to exceed $100,000; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; or which are being contested in good faith by appropriate proceedings diligently conducted and provisions for the payment of such Liens has been made on the books of such Person; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements); PROVIDED that provisions for the payment of such Liens has been made on the books of such Person; (d) Permitted Real Property Encumbrances, (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (f) Liens to secure the performance of bids, trade contracts (other than for borrowed money), obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business; (g) Liens granted to secure obligations in respect of any Hedge Agreements and any refinancings thereof permitted by this Agreement; and (h) Liens (other than Liens described in clauses (a)-(g) of this definition) imposed by operation of law in an aggregate amount not to exceed $100,000.

         "PERMITTED REAL PROPERTY ENCUMBRANCES" means, with respect to any particular Mortgaged Property, (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgagee Policies in respect thereof and as of the date of delivery of such Mortgagee Policies to Administrative Agent in accordance with the terms hereof, reasonably acceptable to the Lenders and (ii) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not arise out of the incurrence of any Debt and which do not impair the use of such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the Lien granted to the Administrative Agent for the benefit of the Secured Parties.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

         "PRE-COMMITMENT INFORMATION" has the meaning specified in Section
3.1(g).

         "PRIME RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by Fleet in Boston, Massachusetts, from time to time, as Fleet's prime rate, which is not necessarily the lowest rate made available by Fleet; or

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

         "PRIME RATE ADVANCE" means an Advance that bears interest as provided in Section 2.7(a)(i).

         "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time and the denominator of which is the Revolving Credit Facility at such time.

         "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

         "REDUCTION AMOUNT" has the meaning specified in Section 2.6(b)(iv).

         "REGISTER" has the meaning specified in Section 11.7(d).

         "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "RELEASE" means any release, spill, emission, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Materials) or into or from any property, including, without limitation, the movement of any Hazardous Materials through the air, soil, surface waters or ground water.

         "REMEDIAL" shall have the meaning as set forth in CERCLA at 42 U.S.C. Section 9601(24) and/or any other applicable Environmental Laws.

         "REMOVAL" shall have the meaning as set forth in CERCLA at 42 U.S.C. Section 9601(23) and/or any other applicable Environmental Laws.

         "REQUIRED LENDERS" means at any time Lenders owed or holding greater than 50% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time and (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, or, if no such principal amount and no Letters of Credit are outstanding at such time, Lenders holding greater than 50% of the aggregate of the Revolving Credit Commitments; PROVIDED, HOWEVER, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (i) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, and (ii) the aggregate Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank, Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

         "RESPONSE" shall have the meaning as set forth in CERCLA at 42 U.S.C.
Section  9601(25) and/or any other applicable Environmental Laws.

         "RESPONSIBLE OFFICER" means, with respect to any Loan Party, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Controller or the Treasurer of such Loan Party.

         "RETURNS" has the meaning specified in Section 4.15.

         "REVOLVING CREDIT ADVANCE" has the meaning specified in Section 2.1(a).

         "REVOLVING CREDIT AVAILABILITY" means, at any time, the lesser of (a) the Revolving Credit Facility and (b) the Borrowing Base.

         "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

         "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on
SCHEDULE I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 11.7(d) as such Lender's "Revolving Credit Commitment," as such amount may be reduced at or prior to such time pursuant to Section 2.5.

         "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

         "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

         "REVOLVING CREDIT NOTE" means a promissory note of the Borrower payable to the order of any Revolving Credit Lender, in substantially the form of EXHIBIT C hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances made by such Lender.

         "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (a) December 31, 2002 and (b) the Termination Date.

         "SECURED OBLIGATIONS" has the meaning specified in the Security Agreement.

         "SECURED PARTIES" means the Administrative Agent, the Lender Parties, and the Hedge Banks and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

         "SECURITY AGREEMENT" has the meaning specified in Section 3.1(a)(ii).

         "SENIOR DEBT" means, as at any date of determination thereof, the aggregate outstanding principal balance of all amounts borrowed pursuant to this Credit Agreement.

         "SENIOR UNSECURED NOTES" means the 11% senior notes due 2003, issued pursuant to the Senior Unsecured Notes Indenture, as the same have been, to the date hereof, and shall be, subject to the terms and conditions of the Loan Documents, amended, supplemented or otherwise modified and in effect from time to time.

         "SENIOR UNSECURED NOTE INDENTURE" means the indenture, dated as of July 29, 1993, between the Borrower, as issuer, and United States Trust Company of New York, as trustee, pursuant to which the Senior Unsecured Notes were issued, as the same has been, to the date hereof, and shall be, subject to the terms and conditions of the Loan Documents, amended, supplemented or otherwise modified and in effect from time to time.

         "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "STANDBY LETTER OF CREDIT" means any Letter of Credit other than a Trade Letter of Credit.

         "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries. Unless otherwise specified herein, the term Subsidiary shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTY" has the meaning specified Section 3.1(a)(vi).

         "SURVIVING DEBT" shall have the meaning specified in Section 3.1(c).

         "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.1(b), or (b) any Revolving Credit Lender pursuant to
Section 2.2(b).

         "SWING LINE BANK" has the meaning specified in the recital of parties to this Agreement.

         "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "SWING LINE FACILITY" has the meaning specified in Section 2.1(b).

         "SWING LINE NOTE" means a promissory note of the Borrower payable to the order of the Swing Line Bank, in substantially the form of EXHIBIT H hereto, evidencing the aggregate indebtedness of the Borrower to the Swing Line Bank resulting from the Swing Line Advances made by the Swing Line Bank.

         "TAXES" has the meaning specified in Section 2.12(a).

         "TERMINATION DATE" means the date of termination in whole of the Commitments pursuant to Section 2.5 or Article 9.

         "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory, the conditions to drawing under which include the presentation to the Issuing Bank of negotiable bills of lading, invoices and related documents sufficient, in the judgment of the Issuing Bank, to create a valid and perfected lien on or security interest in such Inventory, bills of lading, invoices and related documents in favor of the Issuing Bank.

         "TRANSACTION" means the transactions contemplated by the Acquisition Documents and the Loan Documents.

         "TYPE" refers to the distinction between Advances bearing interest at the Prime Rate and Advances bearing interest at the Eurodollar Rate.

         "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender, at any time, (a) such Lender's Revolving Credit Commitment at such time MINUS (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, PLUS (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to
Section 2.3(c) and outstanding at such time.

         "VOTING STOCK" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

         "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

         "WITHDRAWAL LIABILITIES" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         SECTION 1.3 ACCOUNTING TERMS. As used herein and in any Note or other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, all accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in
Section 4.6 ("GAAP").

         SECTION 1.4 OTHER DEFINITIONAL PROVISIONS. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Note, any other Loan document or any certificate or other document made or delivered pursuant hereto.


                                    ARTICLE 2

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT


         SECTION 2.1 THE ADVANCES.

         (a) THE REVOLVING CREDIT ADVANCES. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time; PROVIDED, HOWEVER, that no Revolving Credit Lender shall have any obligation to make a Revolving Credit Advance under this Section 2.1(a) to the extent such Revolving Credit Advance would cause the aggregate amount of Revolving Credit Advances outstanding (after giving effect to any immediate application of the proceeds thereof) to exceed the Revolving Credit Availability. Each Revolving Credit Borrowing shall be in an aggregate amount of $500,000 (unless the Swing Line Bank has exercised discretion not to make loans pursuant to the Swing Line Facility, in which case, such minimum aggregate amount shall be $200,000) or, if in excess thereof, an integral multiple of $100,000 (other than, in each case, a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Swing Line Advances or outstanding Letter of Credit Advances) and shall consist of

Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the Borrower may borrow, repay and reborrow Revolving Credit Advances.

         (b) THE SWING LINE ADVANCES. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date (i) in an aggregate amount not to exceed at any time outstanding $5,000,000 (the "SWING LINE FACILITY") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. Notwithstanding the foregoing, the Swing Line Bank can refuse to make Swing Line Advances to the Borrower by declaring that the Swing Line Facility shall not be available for Borrowings by giving notice to the Borrower not later than the fourth Business Day prior to the date on which such unavailability of the Swing Line Facility shall commence. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Prime Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause
(ii) above, so long as the Swing Line Bank, in its discretion, elects to make Swing Line Advances, the Borrower may borrow and reborrow under this Section 2.1(b) and may repay or prepay the Swing Line Advances at such times prior to the Termination Date, and in such integral multiples, as the Borrower may elect.

         (c) LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit for the account of the Borrower from time to time on any Business Day during the period from the Closing Date until sixty (60) days before the Revolving Credit Termination Date
(i) in an aggregate Available Amount for all Letters of Credit not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed an amount equal to the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of (A) thirty (30) days before the Revolving Credit Termination Date,
(B) in the case of a Standby Letter of Credit, 365 days after the date of issuance thereof and (C) in the case of a Trade Letter of Credit, 360 days after the date of issuance thereof. The foregoing notwithstanding, any Standby Letter of Credit may, by its terms, be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit (but in any event at least five (5) Business Days prior to the date of the proposed renewal of such Standby Letter of Credit) and upon fulfillment of the applicable conditions set forth in Article 3 PROVIDED that the terms of each Standby Letter of Credit that is automatically renewable annually shall not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than sixty (60) days before the Revolving Credit Termination Date. If a Notice of Renewal is not given by the Borrower pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; PROVIDED, HOWEVER, that even in the absence of receipt of a Notice of Renewal, the Issuing Bank may, in its discretion unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and, in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.1(c), repay any Letter of Credit Advances resulting from drawings under Letters of Credit pursuant to Section 2.3(c) and request the issuance of additional Letters of Credit under this Section 2.1(c).

         SECTION 2.2 MAKING THE ADVANCES. (a) Except as otherwise provided in
Section 2.3 or, with respect to Swing Line Advances, in Section 2.2(b), each Borrowing shall be made on notice, given not later than 12:30 P.M. (New York time) on the third Business Day prior to the date of the proposed Borrowing in the case of Eurodollar Rate Advances and on the first Business Day prior to the date of the proposed Borrowing in the case of Prime Rate Advances by the Borrower to the Administrative Agent, which shall give to each appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") may be by telephone, confirmed immediately in writing, or telex or telecopier in substantially the form of EXHIBIT D hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each appropriate Lender shall, before 12:30 P.M. (New York time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, HOWEVER, that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Swing Line Advances and Letter of Credit Advances made by the Swing Line Bank, the Issuing Bank and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, PLUS interest accrued and unpaid thereon to and as of such date, available to the Swing Line Bank, the Issuing Bank and such other Revolving Credit Lenders for repayment of such Swing Line Advances and Letter of Credit Advances.

         (b) Each Swing Line Borrowing shall be made either (x) on notice, given not later than 11:00 A.M. (New York time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent or (y) pursuant to other arrangements, including, by way of example and not of limitation, arrangements for daily repayments and borrowings on each Business Day, which are reasonably satisfactory in form and substance to the Swing Line Bank, the Administrative Agent and the Borrower. Each notice of a Swing Line Borrowing pursuant to clause (x) in the immediately preceding sentence (a "NOTICE OF SWING LINE

BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its discretion, it elects to make a requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Administrative Agent at the Administrative Agent's Account, in same day funds. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of all outstanding Swing Line Advances as of the date of such demand, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of Swing Line Advances to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of outstanding Swing Line Advances on (i) the Business Day on which demand therefor is made by the Swing Line Bank; PROVIDED that notice of such demand is given not later than 3:00 P.M. (New York time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent, for the account of the Swing Line Bank, forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

         (c) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the obligation of the appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.9 or Section 2.10, and (ii) the Eurodollar Rate Advances made on any date may not be outstanding as part of more than ten (10) separate Borrowings.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article 3, including, without limitation, any loss (including loss of anticipated profits as reasonably determined by such Lender), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

         (e) Unless the Administrative Agent shall have received notice from an appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.7 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

         (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         SECTION 2.3 ISSUANCE OF AND DRAWINGS AND REIMBURSEMENT UNDER LETTERS OF CREDIT.

         (a) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 12:00 P.M. (New York time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If the requested form of such Letter of Credit is reasonably acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the Borrower at its office referred to in Section
11.2 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any such Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

         (b) LETTER OF CREDIT REPORTS. The Issuing Bank shall furnish (i) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (ii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (iii) to the Administrative Agent, the Borrower and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

         (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance which shall be a Prime Rate Advance in the amount of such draft. Each of the Borrower, the Administrative Agent and each Revolving Credit Lender hereby acknowledges and agrees that Letter of Credit Advances may be made, or deemed made, by the Issuing Bank in respect of any Letter of Credit and to participate in all Letter of Credit Advances made hereunder as provided herein. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available (for the account of its Applicable Lending Office) to the Administrative Agent (for the account of the Issuing Bank), by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank; PROVIDED that notice of such demand is given not later than 11:00 A.M. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any other Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

         (d) FAILURE TO MAKE LETTER OF CREDIT ADVANCES. The failure of any Lender to make any Letter of Credit Advance to be made by it on the date specified in Section 2.3(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

         SECTION 2.4 REPAYMENT OF ADVANCES.

         (a) REVOLVING CREDIT ADVANCES. The Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Revolving Credit Termination Date the aggregate principal amount of the Revolving Credit Advances then outstanding.

         (b) SWING LINE ADVANCES. The Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date for such Swing Line Advance (which maturity date shall be no later than the seventh day after the requested date of such Swing Line Advance) and the Revolving Credit Termination Date.

         (c) LETTER OF CREDIT ADVANCES. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of demand and the Revolving Credit Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating to any of the foregoing (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

                  (E) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents.

         SECTION 2.5 TERMINATION OR REDUCTION OF THE COMMITMENTS.

         (a) OPTIONAL. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Unused Revolving Credit Commitments; PROVIDED, HOWEVER, that each partial reduction of a Facility (i) shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) shall be made ratably among the appropriate Lenders in accordance with their Commitments with respect to such Facility.

         (b) MANDATORY.

             (i) The Revolving Credit Facility shall be automatically and permanently reduced on each date on which prepayment thereof is required to be made pursuant to Section 2.6(b)(i) or (ii) or (iii) in an amount equal to the applicable Reduction Amount, PROVIDED that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

             (ii) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

             (iii) In the event the Closing Date shall not have occurred by October 31, 1998, then all of the Commitments shall be automatically terminated and this Agreement shall be of no further force or effect.

         SECTION 2.6  PREPAYMENTS.

         (a) OPTIONAL. The Borrower may, without premium or penalty, upon at least One (1) Business Day's notice in the case of Prime Rate Advances and three
(3) Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, the Borrower shall, prepay the outstanding aggregate principal amount of the Advances, in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; PROVIDED, HOWEVER, that (i) each partial prepayment shall be in an aggregate principal amount of $500,000 or an integral multiple of $100,000 in excess thereof and (ii) no such prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor without payment by the Borrower of the amounts provided for in
Section 11.4(c). Each prepayment made pursuant to this Section 2.6(a) shall, at the Borrower's option, be applied to repay the Facilities in the following manner: FIRST, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; SECOND, to prepay Swing Line Advances then outstanding until such Advances are paid in full; THIRD, to prepay Revolving Credit Advances then outstanding until such Revolving Credit Advances are paid in full; and FOURTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

         (b) MANDATORY. (i) Within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from Asset Dispositions made in reliance on Section 6.4(g) hereof, the Borrower shall prepay the then outstanding Advances in an amount equal to one-hundred percent (100%) of such Net Cash Proceeds.

             (ii) Within fifteen (15) days after receipt by any Loan Party or any of its Subsidiaries of Net Cash Proceeds from any Debt Issuance or Equity Issuance, the Borrower shall prepay the then outstanding Advances in an amount equal to, with respect to any such Debt Issuance or Equity Issuance, 100 percent (100%) of such Net Cash Proceeds.

             (iii) Within fifteen (15) days after receipt of Net Cash Proceeds by any Loan Party or any of its Subsidiaries from any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause (i) or (ii) above, the Borrower shall prepay the then outstanding Advances in an amount equal to one hundred percent (100%) of such Net Cash Proceeds.

             (iv) Each prepayment made pursuant to clause (i), (ii) or (iii) shall be subject to the provisions of Section 11.4(c) and shall be applied to prepay the Facilities in the following manner: FIRST, to prepay Letter of Credit Advances then outstanding until such Advances are paid in full; SECOND, to prepay Swing Line Advances then outstanding until such Advances are paid in full; THIRD, to prepay Revolving Credit Advances then outstanding (whereupon the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.5(b)(i)) until such Revolving Credit Advances are paid in full; and FOURTH, deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. The amount remaining (if any) after the required prepayment of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may be retained by the Borrower. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable. Upon the termination of all of the Commitments and the payment in full of all Obligations hereunder including, without limitation, termination or expiration of all Letters of Credit and the payment in full of all Obligations in respect of all Letters of Credit, then all amounts remaining on deposit in the L/C Cash Collateral Account shall be returned to the Borrower.

             (v) The Borrower shall, within fifteen (15) days following the end of each month in each Fiscal Year, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

             (vi) At any time that the aggregate amount of Revolving Credit Advances outstanding exceeds the Revolving Credit Availability, the Borrower shall immediately repay Revolving Credit Advances to the extent necessary to reduce the principal balance of Revolving Credit Borrowings to an amount equal to or less than the Revolving Credit Availability.

             (vii) The foregoing notwithstanding, the provisions of this Section 2.6(b) shall not be construed to permit any Equity Issuance, Debt Issuance or Asset Disposition otherwise prohibited under the terms of this Agreement.

         (c) Notwithstanding the foregoing provisions of this Section 2.6, if at any time any prepayment of the Loans pursuant to Sections 2.6(b)(i), (ii), (iii) would result, after giving effect to the procedures set forth in this Agreement, in the Borrower's incurring increased costs under Section 2.10 as a result of Eurodollar Advances being prepaid other than on the last day of an Interest Period with respect thereto, then, the Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, in its sole discretion, initially (x) deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurodollar Advances with the Administrative Agent (which deposit must be equal in amount to the amount of such Eurodollar Advances not immediately prepaid) to be held as security for the obligations of the Borrower to make such prepayment pursuant to a cash collateral agreement to be entered into on terms reasonably satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Advances (or such earlier date or dates as shall be requested by the Borrower) or (y) make a prepayment of the Revolving Credit Advances in accordance with subsection 2.6(a) with an amount equal to a portion (up to 100%) of the amounts that otherwise would have been paid in respect of such Eurodollar Advances (which prepayment, together with any deposits pursuant to clause (x) above, must be equal in amount to the amount of such Eurodollar Advances not immediately prepaid); provided that, notwithstanding anything in this Agreement to the contrary, the Borrower may not request any extension of credit under the Revolving Credit Commitments that would reduce the aggregate amount of the available Revolving Credit Commitments to an amount that is less than the amount of such prepayment until the related portion of such Eurodollar Advances have been prepaid upon the first occurrence thereafter of the last day of an Interest Period with respect to such Eurodollar Advances; PROVIDED that, in the case of either clause (x) or (y), such unpaid Eurodollar Advances shall continue to bear interest in accordance with Section 2.7 until such unpaid Eurodollar Advances or the related portion of such Eurodollar Advances, as the case may be, have or has been prepaid

         SECTION 2.7 INTEREST.

         (a) SCHEDULED INTEREST. The Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

             (i) PRIME RATE ADVANCES. During such periods as such Advance is a Prime Rate Advance, a rate per annum equal at all times to the sum of (x) the Prime Rate in effect from time to time PLUS (y) the Applicable Margin for such Advance in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods and on the date such Prime Rate Advance shall be Converted or paid in full.

             (ii) EURODOLLAR RATE ADVANCES. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period for such Advance PLUS (y) the Applicable Margin for such Advance in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

         (b) DEFAULT INTEREST. (i) With respect to any principal amount of any Advance not paid when due by the Borrower (whether at the stated maturity, by acceleration or otherwise), the Borrower shall pay interest on such unpaid principal amount, in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) with respect to the amount of any interest, fee or other amount payable hereunder not paid when due (whether at the stated maturity, by acceleration or otherwise) the Borrower shall pay interest on such amount to the fullest extent permitted by law from the date such amount shall be due until such amount shall be paid in full, in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Prime Rate Advances pursuant to clause (a)(i) above.

         (c) NOTICE OF INTEREST RATE. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.2(a), the Administrative Agent shall give notice to the Borrower and each appropriate Lender of the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (ii).

         SECTION 2.8 FEES.

         (a) COMMITMENT FEES. The Borrower shall pay to the Administrative Agent, for the account of the Lenders, commitment fees, from the Closing Date in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, until the Revolving Credit Termination Date payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 1998, and on the Revolving Credit Termination Date at a rate per annum equal to 0.50% per annum on the average daily Unused Revolving Credit Commitment of such Lender. For purposes of this clause (a), Swing Line Advances shall not constitute utilization of the Revolving Credit Commitments of the Revolving Credit Lenders.

         (b) LETTER OF CREDIT FEES. (i) The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last

Business Day of each March, June, September and December, commencing December 31, 1998 and on the earliest to occur of the full drawing, expiration, termination or cancellation of any such Letter of Credit and on the Revolving Credit Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin then in effect for Eurodollar Advances under the Revolving Credit Facility.

             (ii) In addition to the foregoing fees described in (i) above, the Borrower shall pay to the Issuing Bank, for its own account, (x) on the Available Amount of each Letter of Credit, a fronting fee, for the period from the date of issuance of such Letter of Credit to and including the termination thereof, computed at the rate of one quarter of one percent (1/4%) per annum, payable in arrears quarterly on the last Business Day of each March, June, September and December of each year and on the date of termination thereof and
(y) transfer fees and other customary fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

         (c) ADMINISTRATIVE AGENT'S FEES. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

         SECTION 2.9 CONVERSION OF ADVANCES.

         (a) OPTIONAL. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York time) on the second Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.7 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; PROVIDED, HOWEVER, that any Conversion of Eurodollar Rate Advances into Prime Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances unless the Borrower pays the amounts, if any, provided for in Section 11.4(c), any Conversion of Prime Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.1(a), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.2(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

         (b) MANDATORY. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $500,000, such Advances shall, on the last day of the existing Interest Period therefor, automatically Convert into Prime Rate Advances.

             (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Administrative Agent will forthwith so notify the Borrower and the appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance.

             (iii) Upon the occurrence and during the continuance of any Event of Default and the acceleration of the Notes, interest thereon and other amounts payable by the Borrower under this Agreement and the other Loan Documents pursuant to Article 9, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

         SECTION 2.10 INCREASED COSTS, ETC.

         (a) If, due to either (i) the introduction of or any change in reserve requirements included in the Eurodollar Rate Reserve Percentage, or in the interpretation of any law or regulation, or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate or Prime Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding for purposes of this Section
2.10 any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of payments to such Lender Party but excluding changes in taxes measured by or imposed upon the overall net income or overall gross income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Lender Party or its Applicable Lending Office, branch, or any affiliate thereof; then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; PROVIDED, HOWEVER, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate certifying (i) as to the amount of such increased cost, (ii) as to a reasonably detailed explanation of the calculation of such increased cost and (iii) that one of the events described in this paragraph (a) has occurred, including a reasonably detailed description of the nature of such event, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or reasonably expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

         (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed greater than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Prime Rate Advance and (ii) the obligation of the appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; PROVIDED, HOWEVER, that before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to find or maintain

Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

         SECTION 2.11 PAYMENTS AND COMPUTATIONS.

         (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 11.7(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

         (c) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

         (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, HOWEVER, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

         SECTION 2.12 TAXES.

         (a) Except as provided below in this subsection, any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with
Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, net income taxes, franchise taxes, branch taxes, taxes on doing business or taxes measured by or imposed upon the capital or net worth of the Administrative Agent or any branch or affiliate thereof or of any Lender Party or its Applicable Lending Office, or any branch or affiliate thereof, in each case that are imposed (i) by the United States (ii) by the jurisdiction under the laws of which such Lender Party or the Administrative Agent (as the case may be), Applicable Lending Office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located; or (iii) by reason of any connection between the jurisdiction imposing such tax and such Lender Party or the Administrative Agent or such Applicable Lending Office, branch or affiliate other than a connection arising solely from such Lender Party or the Administrative Agent having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement or, in the case of such Lender Party, any Notes or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law PROVIDED, HOWEVER, that the Borrower shall be entitled to deduct and withhold any Taxes and shall not be required to increase any such amounts payable to any Lender Party that is not organized under the laws of the United States of America or a state thereof, as the case may be if such Lender fails to comply with the requirements of paragraph (e) of this subsection.

         (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "OTHER TAXES").

         (c) If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority, the Borrower shall indemnify each Lender Party and the Administrative Agent for the full amount of Taxes and Other Taxes imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto, except with respect to any Lender Party or the Administrative Agent, as the case may be, for such a liability arising from such Lender Party's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. This indemnification shall be made within thirty (30) days from the date such Lender Party or the Administrative Agent, as the case may be, makes written demand specifying in reasonable detail the basis therefor.

         (d) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 11.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

         (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it became a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower or the Administrative Agent (i) provide each of the Administrative Agent and the Borrower with two (2) original Internal Revenue Service forms 1001 or 4224, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from United States withholding tax on payments pursuant to this Agreement or the Notes (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form on or before the date that any such form expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and (iii) obtain such extension of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent.

         (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided, such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States by reason of such failure; PROVIDED, HOWEVER, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

         (g) If a condition or any event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender Party by the Borrower pursuant to subsection 2.10 or 2.12, such Lender Party shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it to mitigate the effects of such condition or event (which shall include efforts to rebook the loans held by such Lender Party at another lending office, or through another branch or an affiliate, of such Lender Party); PROVIDED that such Lender Party shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender Party for the reasonable incremental out-of-pocket costs thereof).

         (h) If a Lender changes its Applicable Lending Office (other than pursuant to paragraph (g) above) and the effect of such change, as of the date of such change, would be to cause the Borrower to become obligated to pay any additional amount under subsection 2.10 or 2.12, the Borrower shall not be obligated to pay such additional amount.

         (i) If the Administrative Agent or any Lender Party receives a refund directly attributable to taxes for which the Borrower has made additional payments pursuant to subsection 2.10 or 2.12, the Administrative Agent or such Lender Party, as the case may be, shall promptly pay such refund (together with any interest with respect thereto received from the relevant taxing authority) to the Borrower, PROVIDED, HOWEVER, that the Borrower agrees promptly to return such refund (together with any interest with respect thereto due to the relevant taxing authority) (free of all Taxes) to the Administrative Agent or the applicable Lender Party, as the case may be, upon receipt of a notice that such refund is required to be repaid to the relevant taxing authority.

         SECTION 2.13 SHARING OF PAYMENTS, ETC. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (i) on account of Obligations due and payable to such Lender Party hereunder or under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations due and payable to such Lender Party at such time to (y) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder or under the Notes at such time obtained by all the Lender Parties at such time or (ii) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (x) the amount of such Obligations owing to such Lender Party at such time to (y) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and each such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (x) the purchase price paid to such Lender Party to (y) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (x) the amount of such other Lender Party's required repayment to (y) the total amount of such required repayments to the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered.

The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

         SECTION 2.14 USE OF PROCEEDS. The proceeds of the Advances and issuances of Letters of Credit shall be available, and the Borrower shall use such proceeds and Letters of Credit solely (a) to finance the purchase price for the Acquisition, including any post-closing purchase price adjustments payable in accordance with the terms of the Acquisition Documents, (b) to pay fees and expenses incurred in connection with the Transaction, (c) to provide working capital and finance capital expenditures for the Borrower and its Subsidiaries and for acquisitions by the Borrower and its Subsidiaries, and (d) to refinance certain existing indebtedness of the Borrower

         SECTION 2.15 DEFAULTING LENDERS. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.1. Such Advance shall be a Prime Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.1, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (i) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (ii) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

         (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents, payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

             (i) FIRST, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

             (ii) SECOND, to the Lender Parties for any Defaulted Amounts then owing to such Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

         (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with Fleet, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be Fleet's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection
(c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

             (i) FIRST, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

             (ii) SECOND, to the Lender Parties for any amount then due and payable by such Defaulting Lender to such Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such Lender Parties; and

             (iii) THIRD, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents in such manner as the Administrative Agent shall reasonably direct.

         (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

         SECTION 2.16 REMOVAL OF LENDER. In the event that any Lender Party (an "AFFECTED LENDER") (a) demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or (b) asserts, pursuant to Section 2.10(d) that it is unlawful for such Affected Lender to make Eurodollar Rate Advances, then (subject to such Affected Lender's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below and so long as no Event of Default exists) the Borrower may, upon 20 days' prior written notice to such Affected Lender and the Administrative Agent, with the reasonable assistance of the Administrative Agent, elect to cause such Affected Lender to assign all of its rights and obligations under the Agreement

(including, without limitation, all of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it) to an Eligible Assignee selected by the Borrower which is reasonably satisfactory to the Administrative Agent, so long as such Affected Lender receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Affected Lender as of the effective date of such assignment (including, without limitation, amounts owing to such Affected Lender pursuant to Section 2.3, 2.4, 2.7, 2.8, 2.10 or 2.12) and in such case such Affected Lender agrees to make such assignment, and such assignee shall agree to accept such assignment and assume all the obligations of such Affected Lender hereunder, in accordance with
Section 11.7. Until the consummation of an assignment in accordance with the foregoing provisions of this Section 2.16, the Borrower shall continue to pay to the Affected Lender any Obligations as they become due and payable.


                                    ARTICLE 3

                              CONDITIONS OF LENDING


         SECTION 3.1 CONDITIONS PRECEDENT TO INITIAL EXTENSION OF CREDIT. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of each of the following conditions precedent before or concurrently with the Initial Extension of Credit:

         (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following (except that, with respect to the deliveries and conditions specified in paragraph (C) of clause (iv) below, the Administrative Agent shall have received such deliveries and such conditions shall be satisfied as soon as possible, but in any event not later than 45 days following the Initial Extension of Credit), each dated such day (unless otherwise specified), in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, and in sufficient copies (except for the Notes), for each Lender Party:

             (i) The Notes payable to the order of the Lenders duly executed by the Borrower.

             (ii) A security agreement in substantially the form of EXHIBIT E granting to the Administrative Agent, for the ratable benefit of the Lenders, a first priority security interest (subject only to Permitted Liens) in all of the personal property and assets of the Borrower and each Guarantor described in such Security Agreement (together with each other security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "SECURITY AGREEMENT"), duly executed by the Borrower and each Guarantor, together with:

                  (A) proper, duly executed financing statements under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement;

                  (B) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed that name the Borrower or any other Loan Party as debtor, together with copies of such financing statements;

                  (C) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby;

                  (D) evidence of the insurance required by the terms of the Security Agreement;

                  (E) copies of the Assigned Agreements, if any, referred to in the Security Agreement, together with a consent to such assignments, if any, in substantially the form of Exhibit C to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Borrower;

                  (F) certificates representing the Pledged Shares referred to in the Security Agreement, accompanied by undated stock powers executed in blank and irrevocable proxies;

                  (G) in the case of the Borrower's Foreign Subsidiaries, all action necessary to allow the Administrative Agent to obtain a valid and enforceable, first priority, perfected security interest in 65% of the stock of each Foreign Subsidiary and a memorandum to the Administrative Agent from appropriate foreign counsel confirming that the Administrative Agent, on behalf of the Secured Parties, has obtained a valid and enforceable first priority perfected security interest in the relevant Pledged Stock or outlining the steps necessary to obtain a perfected security interest in the relevant Pledged Stock; and

                  (H) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Security Agreement has been taken.

             (iii) RESERVED.

             (iv) (A) Fully executed counterparts of Mortgages duly executed by the applicable Loan Party, creating a valid and enforceable first priority lien on each Mortgaged Property listed on SCHEDULE 4.20 (subject only to Permitted Liens) in favor of Administrative Agent (or a trustee acting on behalf of Administrative Agent required or desired under local law) for the benefit of the Secured Parties;

                  (B) Mortgagee title insurance policies (or binding commitments to issue such title insurance policies) which shall (1) be issued to Administrative Agent for the benefit of the Secured Parties by title insurance companies reasonably satisfactory to the Administrative Agent (the "MORTGAGEE POLICIES") in amounts reasonably satisfactory to the Administrative Agent insuring that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Properties, free and clear of all defects, encumbrances (except Permitted Real Property Encumbrances) and other Liens (except Permitted Liens), (2) be in form and substance reasonably satisfactory to the Secured Parties, (3) include, as appropriate and as available, an endorsement for future advances under this Agreement, the Notes and the Mortgages and such other endorsements that the Administrative Agent in its discretion may reasonably request, (4) not include an exception for mechanics' liens, and (5) provide for affirmative insurance and such reinsurance (including direct access agreements) as the Administrative Agent in its discretion may reasonably request; and

                  (C) Surveys, in form and substance reasonably satisfactory to the Administrative Agent, of each Mortgaged Property listed on SCHEDULE 4.20, dated a recent date reasonably acceptable to the Administrative Agent, certified by a licensed professional surveyor in a manner reasonably satisfactory to the Administrative Agent for the benefit of the Lenders.

             (v) An intellectual property security agreement in substantially the form of EXHIBIT F hereto granting to the Administrative Agent for the ratable benefit of the Lenders a first priority (subject only to Permitted Liens) security interest in all of the Borrower's and each Guarantor's intellectual property (together with each other intellectual property security agreement delivered pursuant to Section 5.13, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, each an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), duly executed by the Borrower and each Guarantor, together with evidence that all action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens and security interests created under the Intellectual Property Security Agreement has been taken.

             (vi) A guaranty in substantially the form of EXHIBIT G hereto (as hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, each a "SUBSIDIARY GUARANTY"), duly executed by each Subsidiary of the Borrower.

             (vii) Certified copies of resolutions of the Board of Directors of each Loan Party approving the Acquisition, this Agreement, the Notes, and each other Loan Document and Acquisition Document to which it is or is to be a party.

             (viii) A copy of the charter of each Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the Initial Extension of Credit) by the Secretary of State of the jurisdiction of its incorporation as being a true and correct copy thereof.

             (ix) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated within five (5) Business Days of the date of the Initial Extension of Credit, listing the charter of each Loan Party and each amendment thereto on file in its office and certifying that (A) such amendments are the only amendments to such Loan Party's charter on file in its office, (B) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

             (x) A copy of a certificate of the Secretary of State of each State listed on SCHEDULE 3.1(a)(x), dated reasonably near the date of the Initial Extension of Credit, stating that the Borrower is duly qualified and in good standing as a foreign corporation in such State and has filed all annual reports required to be filed to the date of such certificate.

             (xi) A certificate of each Loan Party signed on behalf of such Loan Party by a Responsible Officer and the Secretary or an Assistant Secretary of such Loan Party, dated the date of the Initial Extension of Credit (the statements made in such certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in Section 3.1(a)(ix), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth in all material respects of the representations and warranties contained in the Loan Documents and the Acquisition Documents as though made on and as of the date of the Initial Extension of Credit, (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default and (F) the names and true signatures of the officers of such Loan Party authorized to sign this Agreement, the Notes, each other Loan Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

             (xii) Such financial, business and other information regarding each Loan Party and each such Person's Subsidiaries as the Initial Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, Environmental Actions, Environmental Permits, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements as at June 27, 1998, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Initial Lenders due diligence review reveals material changes since such financial statements, as of a later date within thirty (30) days of the day of the Initial Extension of Credit), pro forma financial statements as to each of the

Loan Parties and forecasts prepared by management of the Borrower, all in form and substance reasonably satisfactory to the Initial Lenders.

             (xiii) A Notice of Borrowing with respect to each Facility pursuant to which the Borrower shall request an Initial Extension of Credit.

             (xiv) A Borrowing Base Certificate evidencing, as of the Closing Date, a Borrowing Base in an amount which is at least $10,000,000 greater than the aggregate amount of the Initial Extension of Credit.

         (b) The Initial Lenders shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries after the Acquisition, including, without limitation, the terms and conditions of the charter, by-laws and each class of capital stock of each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

         (c) The Initial Lenders shall be satisfied that all Existing Debt, other than the Debt identified on SCHEDULE 4.18(b) (the "SURVIVING DEBT"), has been (or, upon consummation of the Acquisition will be) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions reasonably satisfactory to the Initial Lenders.

         (d) There shall have occurred no Material Adverse Change in the business, condition (financial or otherwise), results of operations, performance, properties or prospects of (i) the LeFebure Division, since March 28, 1998, or (ii) of the Borrower and its Subsidiaries, taken as a whole and excluding the LeFebure Division, since June 26, 1998, provided, however, that the audited financial statements of the Borrower to be provided pursuant to
Section 3.1(a)(xiii) shall not evidence a Material Adverse Change in the business, condition (financial or otherwise), results of operations, performance, properties or prospects of the Borrower and its Subsidiaries, taken as a whole, since March 28, 1998.

         (e) Other than the litigation described in SCHEDULE 3.1(e) (the "DISCLOSED LITIGATION"), there shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that could reasonably be expected to (A) have a material adverse effect on the business, condition (financial or otherwise), results of operations, performance, properties or prospects of the Borrower, The LeFebure Division and the Borrower's Subsidiaries, taken as a whole, (B) materially adversely affect the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents or (C) materially adversely affect the rights and remedies of the Administrative Agent and the Lender Parties under the Loan Documents (collectively, a "MATERIAL ADVERSE EFFECT"); and there shall have been no Material Adverse Change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on
SCHEDULE 3.1(e).

         (f) All material governmental and material third party consents and approvals necessary in connection with each aspect of the Acquisition and the Facilities shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Administrative Agent and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the reasonable judgment of the Initial Lenders that restrains, prevents or imposes materially adverse conditions upon any aspect of the Acquisition or the Facilities.

         (g) The Administrative Agent shall have completed a due diligence investigation of the Borrower, the other Loan parties and their respective Subsidiaries in scope, and with results, satisfactory to the Initial Lenders; the Borrower and each of the Guarantors shall have given the Administrative Agent such access to their respective books and records as the Administrative Agent may have requested (including access so as to permit the Administrative Agent to conduct a field audit, the results of which field audit shall be satisfactory to the Administrative Agent) upon reasonable notice in order to carry out its investigations, appraisals and analyses, including, but not limited to, calculation of the value of Eligible Receivables and Eligible Inventory. All of the information (other than financial projections), taken as a whole, provided by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Initial Lenders prior to their commitment in respect of the Facilities (the "PRE-COMMITMENT INFORMATION") shall be true and correct in all material respects (it being understood that as to any such information furnished to the Company by De La Rue, the preceding representation is given only to the best of the Borrower's knowledge), and no development or change shall have occurred, and no additional information shall have come to the attention of the Administrative Agent or the Initial Lenders, that (i) has resulted in or could reasonably be expected to result in a material change in, or material deviation from, the Pre-Commitment Information, taken as a whole, or
(ii) has had or could reasonably be expected to have a Material Adverse Effect. The Administrative Agent shall be reasonably satisfied with the results, taken as a whole, of interviews conducted and other investigations made with respect to the Borrower's relationships with its customers.

         (h) The Borrower and each Guarantor shall have delivered a certificate, in form and substance reasonably satisfactory to the Administrative Agent and the Initial Lenders, attesting to the Solvency of the Borrower or Guarantor, as applicable, in each case individually and together with its Subsidiaries, immediately before and immediately after giving effect to the Transaction, from its respective Chief Financial Officer.

         (i) The Borrower shall have demonstrated to the Administrative Agent's and the Initial Lenders' reasonable satisfaction that: (i) the operations of the Borrower and its Subsidiaries comply in all material respects with applicable Environmental Laws and health and safety statutes and regulations, including, without limitation, regulations promulgated under the Federal Resource Conservation and Recovery Act; (ii) such operations are not the subject of any federal, state or local investigation evaluating the need for remedial action involving an expenditure to respond to such Environmental Actions; (iii) neither the Borrower nor any of its Subsidiaries has or could reasonably be expected to have any material contingent liability in connection with any Environmental Action;

(iv) the Borrower has completed such environmental audits and investigations (including "Phase I" and, if, in its reasonable judgment, the Administrative Agent deems it advisable, "Phase II" environmental audits), as the Administrative Agent may request with respect to the operations of the Borrower and its Subsidiaries and such audits and investigations have not uncovered any condition or conditions which could be reasonably expected to have a Material Adverse Effect on the Borrower and its Subsidiaries.

         (j) The Administrative Agent and the Initial Lenders shall be satisfied that (i) the Borrower and its Subsidiaries will be able to meet in all material respects their respective obligations under all employee and retiree welfare plans, (ii) the employee benefit plans of the Borrower and its Subsidiaries are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no material "reportable event" (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability. The Borrower has delivered to the Administrative Agent a certified copy of the employment agreement with Michel Rapoport.

         (k) The Administrative Agent and the Initial Lenders shall be reasonably satisfied with the amount, types and terms and conditions of all insurance maintained by or, after giving effect to the consummation of the Acquisition, to be maintained by, the Borrower and its Subsidiaries, and the Administrative Agent shall have received endorsements naming the Administrative Agent, on behalf of the Lenders, as an additional insured under all insurance policies to be maintained with respect to the properties of the Borrower and its Subsidiaries forming any part of the Lenders' Collateral under the Security Agreement, the other Loan Documents and the Collateral Documents.

         (l) The Administrative Agent shall have received reasonably satisfactory opinions of counsel for the Borrower and the Guarantors and local and special counsel to the extent requested by the Administrative Agent, as to the Transaction.

         (m) There shall exist no Default or Event of Default under any of the Loan Documents, and all legal matters incident to the Initial Extension of Credit shall be satisfactory to counsel for the Administrative Agent.

         (n) All accrued reasonable fees and expenses of the Administrative Agent (including the reasonable fees and expenses of counsel for the Administrative Agent and local counsel for the Administrative Agent) shall have been paid.

         (o) The Acquisition shall have been consummated (prior to the Initial Extension of Credit) pursuant to the terms and conditions of the Acquisition Agreement (and none of the material terms or conditions of the Acquisition Agreement shall have been waived or modified except with the consent of the Administrative Agent and the Required Lenders) and in compliance with all applicable laws and with all necessary consents and approvals. The final terms and conditions of the Acquisition Documents shall be satisfactory in all respects to the Administrative Agent and the

Lenders, and the Administrative Agent shall have received certified copies of each of the Acquisition Documents, each of which shall be satisfactory to the Lenders and in full force and effect.

         (p) The Initial Lenders shall be satisfied that there are no state takeover laws and no supermajority charter provisions applicable to the Acquisition, or that any conditions to avoiding such restrictions have been satisfied.

         (q) All Advances made under this Agreement shall be in full compliance with all applicable requirements of law, including, without limitation, Federal Reserve Regulations T, U, and X.

         (r) The Administrative Agent shall have received a duly executed and delivered counterparts of landlord waivers from all landlords and leasehold mortgage holders and bailee letters from all warehousemen and bailees with respect to any Inventory located at a location specified on SCHEDULE 3.1(r). The Administrative Agent shall also have received such bank consent agreements, third party consents, intercreditor agreements or other agreements, as deemed necessary or desirable in the Administrative Agent's reasonable discretion, to preserve or otherwise in respect of the Administrative Agent's rights in the Collateral.

         (s) The Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent may reasonably request, and all legal matters incident to such Borrowing shall be reasonably satisfactory to counsel for the Administrative Agent.

         SECTION 3.2 CONDITIONS PRECEDENT TO EACH BORROWING AND ISSUANCE. The obligation of each appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to
Section 2.3(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.2(b)), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance thereof) or renew a Letter of Credit and the right of the Borrower to request the issuance or renewal of a Letter of Credit, shall each be subject to the further conditions precedent that on the date of each such Borrowing or issuance or renewal:

         (a) Each of the conditions precedent listed in Section 3.1 shall have been satisfied or waived in accordance with this Agreement.

         (b) The following statements shall be true in all material respects and the Administrative Agent shall have received a certificate signed by a duly authorized Responsible Officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating on behalf of the Borrower that (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of a Borrowing or of a Letter of Credit or the renewal of a Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true in all material respects):



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

             (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date;

             (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom, that constitutes a Default;

             (iii) for each Revolving Credit Advance, Swing Line Advance made by the Swing Line Bank or issuance or renew of any Letter of Credit, the Borrowing Base equals or exceeds the aggregate principal amount of the Revolving Credit Advances PLUS Swing Line Advances PLUS Letter of Credit Advances PLUS the aggregate Available Amount of all Letters of Credit then outstanding after giving effect to such Advances or issuance or renewal, respectively; and

             (iv) such Borrowing or issuance or renewal is permitted under the Senior Unsecured Note Indenture.

         (c) The Administrative Agent shall upon its request have received a Borrowing Base Certificate, as of the date of such Borrowing or issuance or renewal.

         SECTION 3.3 DETERMINATIONS UNDER SECTION 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Initial Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Initial Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Initial Lender prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Initial Lender shall not have made available to the Administrative Agent such Initial Lender's ratable portion of such Borrowing.


                                    ARTICLE 4

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER


         The Borrower represents and warrants as follows:

         SECTION 4.1 ORGANIZATION. Each Loan Party (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns


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

or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not reasonably be expected to have a Material Adverse Effect and (c) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         SECTION 4.2 SUBSIDIARIES. Set forth on SCHEDULE 4.2 hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

         SECTION 4.3 CORPORATE POWER, AUTHORIZATION. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Acquisition Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not
(a) contravene such Loan Party's charter or bylaws, (b) violate any law (including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (c) conflict with or result in the breach of, or constitute a default under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other material instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties or (d) except for the Liens created under the Collateral Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries, except in the case of clause (c) above, for any such violations, conflicts, breaches, defaults or Liens which would not reasonably be expected to have a Material Adverse Effect. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument or agreement, the violation or breach of which would reasonably be expected to have a Material Adverse Effect.

         SECTION 4.4 GOVERNMENTAL AUTHORIZATIONS, APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is or was required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Acquisition Document to which it is or is to be a party, or for the consummation of the Transaction, (b) the grant by any Loan


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

Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created by the Collateral Documents (including the only priority nature thereof) or (d) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on SCHEDULE 4.4, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

         SECTION 4.5 DUE EXECUTION, VALIDITY, ENFORCEABILITY. This Agreement and each Acquisition Document has been, and each of the Notes and each other Loan Document has been or when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement and each Acquisition Document is, and each of the Notes and each other Loan Document has been or when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

         SECTION 4.6 FINANCIAL STATEMENTS. The consolidated balance sheets of the Borrower and its Subsidiaries as at June 27, 1998 and the related consolidated statements of income and consolidated statements of cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of Deloitte & Touche, LLP, independent public accountants, copies of which have been furnished to each Lender Party, fairly present in all material respects, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and, since June 27, 1998, there has been no Material Adverse Change.

         SECTION 4.7 ACCURATE INFORMATION. None of the Information Memorandum, any Pre-Commitment Information or any information, exhibit or report furnished by any Loan Party to the Administrative Agent or any Lender Party in connection with the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary, in light of the circumstances under which they were made, to make the statements made therein not misleading.

         SECTION 4.8 LITIGATION. Other than the Disclosed Litigation, there is no action, suit, investigation, litigation or proceeding affecting the Borrower, any other Loan Party or any of their respective Subsidiaries, including, without limitation, any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that could reasonably be expected to have a Material Adverse Effect, and there has been no Material Adverse Change in the status, or


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

financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on SCHEDULE 3.1(e).

         SECTION 4.9 REGULATION U. Neither the Borrower nor any other Loan Party nor any of their respective Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

         SECTION 4.10  ERISA.

         Except as set forth in the financial statements referred to in Section
4.6 and in Article 7, neither the Borrower, any of the other Loan Parties nor any of their respective Subsidiaries has any material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

         SECTION 4.11 CASUALTY. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.12 ENVIRONMENTAL MATTERS. Except as disclosed in Schedule
4.12:

         (a) The operations and properties of each Loan Party and each of its Subsidiaries (for purposes of this Section 4.12 "Loan Parties") comply in all material respects with all applicable Environmental Laws and Environmental Permits, past non-compliance with such Environmental Laws and Environmental Permits has been resolved without any material ongoing obligations or costs, and no circumstances exist that could reasonably be expected to (i) form the basis of a material Environmental Action against any of the Loan Parties or any of their properties or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any applicable Environmental Law.

         (b) (i) None of the properties currently or formerly owned or operated by any of the Loan Parties is listed or have been officially proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is, to their knowledge, adjacent to any such property; (ii) there are no and, to the best of the Loan Parties' knowledge, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or, to the best of the Loan Parties' knowledge, have been treated, stored or disposed on any property currently owned or operated by any of the Loan Parties or to their knowledge, on any property formerly owned or operated by any of the Loan Parties; (iii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any of the Loan Parties; and (iv) Hazardous Materials have not been released, discharged or disposed of on any property currently owned or operated by any of the Loan Parties, or, to their knowledge, any property formerly owned or operated by any of the Loan Parties in violation of any applicable Environmental Law.

         (c) None of the Loan Parties are undertaking or have completed, either individually or together with other potentially responsible parties, any investigation, response to a request for information related to, or assessment of, or Remedial, Response or Removal action relating to, any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently owned or operated by any of the Loan Parties, to their knowledge, or any property formerly owned or operated by any of the Loan Parties or have been disposed of in a manner not reasonably expected to result in a material liability with respect to any of the Loan Parties.

         SECTION 4.13 BURDENSOME DOCUMENTS. Except as set forth on SCHEDULE 4.13, no Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14 PRIORITY OF LIENS. Except with respect to (i) Liens on equipment constituting fixtures, (ii) reserved rights of the United States government as required under law, (iii) Liens upon patents, patent licenses, trademarks and trademark licenses to the extent that (a) such Liens are not otherwise perfected by the filing of financing statements under the Uniform Commercial Code or by the filing and acceptance thereof in the United States Patent and Trademark Office or (b) such patents, patent licenses, trademarks and trademark licences are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole, (iv) Liens on uncertificated securities, (v) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or accounts receivable on which the United States of America or any department, agency or instrumentality thereof is the obligor, (vii) Liens on proceeds of accounts receivable and Inventory, until transferred to or deposited in a Blocked Account, and (viii) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, and upon filing of the financing statements delivered to the Administrative Agent by the Borrower and its Subsidiaries on the Closing Date in the jurisdictions listed on SCHEDULE 4.14 (which financing statements are in proper form for filing in such jurisdictions), the recording of the Mortgages, the recording of the Intellectual Property Security Agreement, the making of filings after the Closing Date in any other jurisdiction as may be necessary under any requirement of law, the payment of all filing and recording fees and Taxes due in respect of any of the foregoing, and the delivery to, and continuing possession by, the Administrative Agent of all instruments, chattel paper and documents a security interest in which is perfected by possession, to the extent provided therein, the Collateral Documents, when created and delivered, create in favor of the Administrative Agent,


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

for the ratable benefit of the Lenders, a valid and perfected first priority security interest (subject to Permitted Liens) in the Collateral (which Collateral includes all of the assets and real and personal property, whether now owned or hereafter acquired and all of the products and proceeds of any of the foregoing, of the Borrower, and all of the outstanding capital stock of each of the Borrower's Domestic Subsidiaries and 65% of the capital stock of each of the Borrower's Foreign Subsidiaries), securing the payment of the Obligations, and all filings and other actions necessary or reasonably desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or expressly permitted under the Loan Documents.

         SECTION 4.15 TAXES.

         To the knowledge of the Borrower, each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all (i) taxes shown thereon to be due, together with applicable interest and penalties and (ii) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes imposed on it or any of its property by any Governmental Authority and no tax Lien has been filed, and no claim is being asserted, with respect to any such tax, other than (x) taxes with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (y) taxes the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been maintained.

         SECTION 4.16 COMPLIANCE WITH SECURITIES LAWS. No Loan Party and none any Loan Party's Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the Transaction, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder or any takeover, disclosure or other federal, state or foreign securities law or Regulations T, U or X of the Federal Reserve Board. The Borrower is not subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         SECTION 4.17 SOLVENCY. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

         SECTION 4.18  DEBT.

         (a) Set forth on SCHEDULE 4.18(a) is a complete and accurate list of all Existing Debt the principal amount of which is greater than $250,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         (b) Set forth on SCHEDULE 4.18(b) is a complete and accurate list of all Surviving Debt the principal amount of which is greater than $100,000, showing as of the date hereof the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

         SECTION 4.19  NO DEFAULTS, COMPLIANCE WITH LAWS.

         (a) Except as set forth on SCHEDULE 4.19 hereto, no Loan Party is in default under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected, which default would reasonably be expected to have a Material Adverse Effect.

         (b) Each Loan Party and each professional officer, director, employee or contractor of any of the foregoing (in so far as related to services provided in respect of the Borrower or any Subsidiary by any such officer, director, employee or contractor) has complied and is in compliance in all respects with all applicable laws, ordinances and regulations, resolutions, ordinances, decrees and other similar documents and instruments of all courts and governmental authorities, bureaus and agencies, domestic and foreign and all applicable Environmental Laws and Regulations, non-compliance with which could have a Material Adverse Effect.

         SECTION 4.20 OWNED REAL PROPERTY. Set forth on SCHEDULE 4.20 is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries or in which any Loan Party has an interest as a contract vendee (except for the property owned by the Borrower or its Subsidiaries in the country of Mexico, each a "MORTGAGED PROPERTY" and, collectively, the "MORTGAGED PROPERTIES"). Such Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Mortgaged Property, free and clear of all Liens, other than Permitted Liens. Each Mortgage creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on the applicable Mortgaged Property (and will create a valid and enforceable perfected security interest in and Lien on all fixtures and improvements related to such Mortgaged Property and affixed or added thereto on or after the Closing Date) in favor of the Administrative Agent (or such other trustees that may be named therein) for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons (except that the security interest created in the Mortgaged Property may be subject to the Permitted Liens related thereto) and subject to no other Liens (other than Permitted Real Property Encumbrances).

         SECTION 4.21 LEASED REAL PROPERTY. Set forth on SCHEDULE 4.21 is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee. To the best knowledge of each Loan Party, each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

         SECTION 4.22 MATERIAL CONTRACTS. Set forth on SCHEDULE 4.22 is a complete and accurate list of all Material Contracts of each Loan Party and its Subsidiaries, showing as of the date hereof the parties, subject matter and term thereof. Except as could not reasonably be expected to have a Material Adverse Effect, each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no material default under any Material Contract by the Borrower or any of its Subsidiaries party thereto and, to the best knowledge of each Loan Party, there exists no default under any Material Contract by any other party thereto.

         SECTION 4.23 INTELLECTUAL PROPERTY. Set forth on SCHEDULE 4.23 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date. To its knowledge, each Loan Party and each of their respective Subsidiaries owns or has rights to use all patents, trademarks, trade names, service marks, copyrights and other intellectual property necessary to conduct its business as now or heretofore conducted by it or proposed to be conducted by it. Each Loan Party and each of their respective Subsidiaries conducts its business and affairs without infringement of or interference with any patent, trademark, trade name, service mark, copyright or other intellectual property of any other Person. The Intellectual Property Security Agreement creates, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral purported to be covered thereby in favor of the Administrative Agent for the benefit of the Secured Parties, superior to and prior to the rights of all third Persons.

         SECTION 4.24 ACQUISITION DOCUMENTS. Each Acquisition Document to which any Loan Party or any of its respective Subsidiaries is a party has been duly executed and delivered by such Loan Party or such Subsidiary, as the case may be, and, to the best knowledge of the Borrower, each Acquisition Document has been duly executed and delivered by the parties thereto other than the Borrower and its Subsidiaries, and is in full force and effect.

         SECTION 4.25 FEES. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by any Loan Party or any of its Subsidiaries with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with any such transactions. The Borrower hereby covenants and agree to indemnify the Administrative Agent and each Lender Party against and hold the Administrative Agent and each Lender Party harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions.

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                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         SECTION 5.1 COMPLIANCE WITH LAW. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA.

         SECTION 5.2 PAYMENT OF TAXES, ETC. Timely pay and discharge, and cause each of its Subsidiaries to timely pay and discharge, (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (b) all lawful claims that, if unpaid, might by law become a Lien upon its property; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to pay or discharge any such tax, assessment, charge or claim (i) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (ii) with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect.

         SECTION 5.3 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew, when legally required, and cause each of its Subsidiaries to obtain and renew, when legally required, all Environmental Permits reasonably necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any Removal, Remedial or other Response action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; PROVIDED, HOWEVER, that the Borrower and its Subsidiaries shall not be required to undertake any such cleanup, Removal, Remedial or Response action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and adequate reserves as determined by the Administrative Agent are being maintained with respect to such circumstances.

         SECTION 5.4 PREPARATION OF ENVIRONMENTAL REPORTS. The Borrower agrees that the Administrative Agent may, upon reasonable prior notice, from time to time in its reasonable discretion, retain, at the Borrower's expense, an independent professional consultant to prepare environmental site assessment reports for the Borrower or any of its Subsidiaries and/or to review any report relating to Hazardous Materials prepared by or for the Borrower and, upon a reasonable belief that the Borrower or any of its Subsidiaries has breached any covenant or representation in any material respect with respect to environmental matters or that there has been a material violation of Environmental Laws by the Borrower or one of its Subsidiaries, the Administrative Agent may conduct its own reasonable investigation of such matter at any facility or property currently owned, leased, operated or used by the Borrower or one of its Subsidiaries and the Borrower agrees to use its best efforts to obtain permission for the Administrative Agent's professional consultant to conduct its own investigation of any such matter at any facility or property previously owned, leased, operated or used by the Borrower or one of its Subsidiaries. The Borrower and its Subsidiaries hereby grant to the Administrative Agent, its employees, consultants and contractors, the right to enter into or onto the facilities or properties currently owned, leased, operated or used by the Borrower or its Subsidiaries upon reasonable notice to the Borrower to perform such assessments on such property as are reasonably necessary to conduct such a review and/or investigation. Any such investigation of any such facility or property shall be conducted, unless otherwise agreed to by the Borrower and the Administrative Agent, during normal business hours and, to the extent reasonably practicable, shall be conducted so as not to interfere with the ongoing operations at any facility or property or to cause any damage or loss to any facility or property. The Borrower and the Administrative Agent hereby acknowledge and agree that any report of any investigation conducted at the request of the Administrative Agent will be obtained and shall be used by the Administrative Agent and Lender Parties for the purpose of internal credit decisions to monitor and police the Advances and/or protect the Administrative Agent's and Lender Parties' security interests in the Collateral. The Administrative Agent agrees to deliver a copy of any such report to the Borrower with the understanding that the Borrower acknowledges and agrees that neither the Administrative Agent nor any Lender Party makes any representation or warranty with respect to such report and neither the Administrative Agent nor any Lending Party will have any liability to any Loan Party for any consequences flowing from such report or any action which any Loan Party may take or fail to take with respect thereto.

         SECTION 5.5 MAINTENANCE OF INSURANCE. Maintain, and cause each of its Subsidiaries to maintain, insurance pursuant to the terms and conditions set forth in Section 11 of the Security Agreement.

         SECTION 5.6 PRESERVATION OF CORPORATE EXISTENCE, ETC. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises.

         SECTION 5.7 VISITATION RIGHTS.

         (a) At any reasonable time and from time to time during normal business hours, upon reasonable notice, permit the Administrative Agent, or, after the occurrence of a Default, the Lender Parties, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of and visit the properties of the Borrower and its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any such Subsidiaries with any of their officers or directors.

         (b) Permit the Administrative Agent to conduct such commercial finance examinations and/or Collateral audits of the Borrower and its Subsidiaries during each calendar year as the Administrative Agent may reasonably request in all cases at the expense of the Borrower. The


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

Administrative Agent shall be entitled to conduct two such audits during the first year after the Closing Date, and one audit per year for each succeeding year; PROVIDED, HOWEVER, during the occurrence of any Default, the Administrative Agent or any Lender may make such audits as it may deem appropriate.

         SECTION 5.8 KEEPING OF BOOKS. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each Subsidiary in accordance with GAAP.

         SECTION 5.9 MAINTENANCE OF PROPERTIES, ETC. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably necessary, taken as a whole, in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.10 COMPLIANCE WITH TERMS OF LEASEHOLDS. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so except, in any case, where the failure to do so, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         SECTION 5.11 PERFORMANCE OF MATERIAL CONTRACTS. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Material Contract to be performed or observed by it, maintain, and cause each of its Subsidiaries to maintain, each such Material Contract in full force and effect, and enforce, and cause each of its Subsidiaries to enforce, each such Material Contract in accordance with its terms.

         SECTION 5.12  AGREEMENT TO GRANT ADDITIONAL SECURITY.





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

         (a) Other than as to (i) assets or investments subject to subsections
(b), (c) or (d) below, and (ii) assets or investments subject to a Lien expressly permitted under Sections 6.1(c), (d), (g) or (h), promptly, and in any event within thirty (30) days after the acquisition of assets of the type that would have constituted Collateral at the date hereof and investments of the type that would have constituted Collateral on the date hereof, including all of the capital stock of any direct or indirect Domestic Subsidiary of the Borrower and 65% of the capital stock of any Foreign Subsidiary, notify the Administrative Agent of the acquisition of such assets or investments and, to the extent not already Collateral in which the Administrative Agent has a perfected security interest pursuant to the Collateral Documents, such assets and investments will become additional Collateral hereunder to the extent the Administrative Agent deems the pledge of such assets practicable (the "ADDITIONAL COLLATERAL"), and the Borrower will, and will cause each of its direct and indirect Subsidiaries to, take all necessary action, including the filing of appropriate financing statements under the provisions of the UCC, applicable foreign, domestic or local laws, rules or regulations in each of the offices where such filing is necessary or appropriate to grant the Administrative Agent, for the benefit of the Lenders, a perfected Lien in such Collateral (or comparable interest under foreign law in the case of foreign Collateral).

         (b) Promptly, and in any event no later than thirty (30) days after any Person that was not a direct or indirect Domestic Subsidiary of the Borrower as of the date hereof (and, accordingly, did not execute a Subsidiary Guaranty as required pursuant to Section 3.1(a)(vi) hereof) becomes a direct or indirect Domestic Subsidiary of the Borrower, such Person shall execute and deliver a Subsidiary Guaranty or a Subsidiary Guaranty Supplement substantially in the form of Exhibit A to the Subsidiary Guaranty, guaranteeing to the Administrative Agent, for the benefit of the Lenders, the prompt payment, when and as due, of all Obligations of the Loan Parties under the Loan Documents, including all obligations under any Hedge Agreements or other hedging agreements.

         (c) Promptly, and in any event no later than thirty (30) days after a request with respect thereto, cause each Guarantor created or established after the date hereof to grant to the Administrative Agent, for the ratable benefit of the Lenders, a first priority Lien on all property (tangible and intangible) of such Guarantor of a type covered under the Collateral Documents, including, without limitation, all of the capital stock of any of its Domestic Subsidiaries and 65% of the stock of any of its Foreign Subsidiaries, upon terms similar to those set forth in the Collateral Documents and otherwise satisfactory in form and substance to Administrative Agent. The Borrower shall cause each Guarantor, at its own expense, to become a party to a Security Agreement, an Intellectual Property Security Agreement, a Mortgage and any other Collateral Document and to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by Administrative Agent to be necessary or desirable for the creation and perfection of the foregoing Liens (including legal opinion, title insurance, consents, corporate documents, UCC-1s and any additional or substitute security agreements or mortgages or deeds of trust).





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

         (d) Promptly, and in any event not later than thirty (30) days after a request with respect thereto, (i) deliver to the Administrative Agent the original of all instruments, documents and chattel paper, and all other Collateral of which the Administrative Agent determines it should have physical possession in order to perfect and protect its security interest therein, duly pledged, endorsed or assigned to the Administrative Agent without restriction;
(ii) obtain landlord waivers, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Inventory or other Collateral located at a location that is not owned by the Borrower or a Subsidiary; (iii) deliver to the Administrative Agent warehouse receipts covering any portion of the Inventory or other Collateral located in warehouses and for which warehouse receipts are issued; (iv) when an Event of Default exists, transfer Inventory to locations designated by the Administrative Agent; (v) if any Collateral is at any time in the possession or control of any warehousemen, bailee or the Borrower's agents or processors, notify the Administrative Agent thereof and notify such person of the Administrative Agent's security interest in such Collateral and obtain a landlord waiver or bailee letter, in form and substance reasonably satisfactory to the Administrative Agent, from such person and instruct such person to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions; (vi) if at any time any Inventory or other Collateral is located on any real property of the Borrower which is subject to a mortgage or other Lien other than Liens created under the Collateral Documents, obtain a mortgagee waiver, in form and substance satisfactory to the Administrative Agent, from the holder of each mortgage or other Lien on such real property; and (vii) take all such other actions and obtain all such other agreements as the Administrative Agent may reasonably deem necessary or desirable in respect of any Collateral.

         (e) The security interests required to be granted pursuant to this Section shall be granted pursuant to the Collateral Documents or, in the Administrative Agent's discretion, such other security documentation (which shall be substantially similar to the Collateral Documents already executed and delivered by the Borrower and the Guarantors) as is satisfactory in form and substance to Administrative Agent (the "ADDITIONAL COLLATERAL DOCUMENTS") and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except Liens permitted under Section 6.1. The Additional Collateral Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of Administrative Agent, for the benefit of the Lender Parties, granted pursuant to the Additional Collateral Documents and, all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of Additional Collateral Documents, the Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel, and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section has been complied with.

         SECTION 5.13 INTEREST RATE PROTECTION. On or prior to November 30, 1998 the Borrower shall obtain and thereafter keep in effect one or more interest rate Bank Hedge Agreements (the terms and other provisions of all such Bank Hedge Agreements to be subject to the prior written consent of the Administrative Agent) covering at least 50% of the Advances outstanding on the Closing Date for an aggregate period of not less than two (2) years commencing on the Closing Date.





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

         SECTION 5.14 PERFORMANCE OF ACQUISITION DOCUMENTS. Perform and observe, or cause the relevant Subsidiary to perform and observe in all material respects, all of the terms and provisions of each Acquisition Document to be performed or observed by it or such Subsidiary, maintain each such Acquisition Document in full force and effect, enforce each such Acquisition Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make such demands and requests for action or for information and reports as the Borrower or any Subsidiary is entitled to make under any Acquisition Document.

         SECTION 5.15 YEAR 2000 COMPATIBILITY. Take all action necessary to assure that its computer based systems, hardware and software used in each Loan Party's business and operations are, in all material respects, able to operate and effectively receive, transmit, process, store, retrieve or retransmit data including dates on and after January 1, 2000, and, at the request of the Administrative Agent, the Loan Parties shall provide evidence to the satisfaction of the Administrative Agent of such year 2000 compatibility.

         SECTION 5.16 CASH CONCENTRATION OR BLOCKED ACCOUNTS. Promptly, and in any event not later than sixty (60) days after the Closing Date, the Borrower will, and will cause each of its Subsidiaries, if any, to, either (i) maintain its main cash concentration accounts with the Administrative Agent or (ii) establish blocked accounts (collectively, the "BLOCKED ACCOUNTS") with such banks (collectively the "COLLECTING BANKS") as are acceptable to the Administrative Agent (subject to irrevocable instructions acceptable to the Administrative Agent as hereinafter set forth) to which all account debtors shall directly remit all payments on Receivables and in which the Borrower will immediately deposit all payments made for Inventory or other payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. The Borrower shall irrevocably instruct each Collecting Bank that, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may instruct such Collecting Bank to send by wire transfer all amounts deposited in the applicable Blocked Account(s) to the Administrative Agent's Account or as the Administrative Agent shall direct and that, upon receipt of any such instructions from the Administrative Agent, such Collecting Bank shall promptly comply with all such instructions. The occurrence of (a) an Event of Default and (b) the Administrative Agent so instructing any Collecting Bank as provided in the immediately preceding sentence is hereinafter referred to as a "CASH DOMINION EVENT." Prior to the occurrence of a Cash Dominion Event, the Collecting Banks shall make all available funds in the applicable Blocked Account(s) available to the Borrower.




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                                    ARTICLE 6

                               NEGATIVE COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time, without the prior consent of the Required
Lenders:

         SECTION 6.1 LIENS, ETC. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, Accounts, Inventory and other Collateral) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code or any other statute of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file any such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, EXCLUDING, HOWEVER, from the operation of the foregoing restrictions the following:

         (a) Liens created under the Loan Documents;

         (b) Permitted Liens;

         (c) Liens securing or consisting of Debt of the Borrower and its Subsidiaries permitted by Section 6.2(d)(i) incurred to finance the acquisition of fixed or capital assets; PROVIDED, that such Liens shall be created no later than the later of the date of such acquisition, and do not at any time encumber any property other than the property financed by such Debt;

         (d) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or any of its Subsidiaries in connection with a Permitted Acquisition which do not materially interfere with the use, occupancy, operation and maintenance of structures existing on the property subject thereto or extend to or cover any assets or properties of the Borrower or such Subsidiary other than the assets or property being acquired; PROVIDED, HOWEVER, such Lien shall not have been created or incurred in contemplation of or in connection with the Permitted Acquisition;

         (e) Liens in existence on the Closing Date with respect to Surviving Debt;

         (f) any encumbrance or restriction (including, without limitation, put and call agreements) with respect to the Capital Stock of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar arrangements otherwise permissible hereunder;



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

         (g) Liens on patents, patent applications, trademarks, trademark applications, tradenames, copyrights, technology, know-how and processes, to the extent such Liens arise solely from the granting of licenses to use such property, and which do not impair the lien of the Lending Parties with respect to such property;

         (h) Liens arising in connection with Capitalized Leases permitted under
Section 6.2(d)(i); provided, that no such Lien shall extend to or cover any Collateral or any assets other than the assets subject to such Capitalized Leases;

         (i) The replacement, extension or renewal of any Lien permitted by clauses (c)-(h) above upon or in the same property theretofore subject thereto in connection with the replacement, extension or renewal (without increase in the amount or any change in any direct or contingent obligor) of the Debt secured thereby.

         (j) Liens existing on the date hereof and listed on Schedule 6.1(j) hereto.

         (k) Liens relating to Borrower's investments listed in Sections 6.5(m) and 6.5(n); and

         SECTION 6.2 DEBT. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

         (a) In the case of the Borrower, Debt incurred pursuant to the Loan Documents or the Senior Unsecured Notes Indenture;

         (b) Any Debt incurred to refinance the Senior Unsecured Notes; provided that any such refinancing Debt will provide that (i) the principal amount of such refinancing Debt does not exceed the principal amount (plus any premium and such other reasonable expenses incurred by Borrower with respect to the refinancing Debt) or interest rate of the Senior Unsecured Notes, (ii) such refinancing Debt has a final maturity date later than the final maturity date of, and has no installment of principal due prior to the maturity of the Senior Unsecured Notes, (iii) the refinancing Debt will be unsecured, (iv) such refinancing Debt is incurred by the Borrower, (v) such refinancing Debt will contain no terms which will be more restrictive on the ability of the Borrower to incur Debt than are in the Senior Unsecured Notes Indenture, and (vi) such refinancing Debt will contain no other terms more adverse to the Lending Parties than are contained in the Senior Unsecured Notes Indenture.

         (c) In the case of any of the Subsidiaries of the Borrower, Debt owed to the Borrower or to a wholly-owned Subsidiary of the Borrower; PROVIDED, that such Debt shall be evidenced by a promissory note, such promissory note shall be pledged to the Administrative Agent pursuant to the terms of the Security Agreement and there shall be no contractual restrictions whatsoever on the ability of such Subsidiary to repay such Debt;



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

         (d) In the case of the Borrower and any of its Subsidiaries:

             (i) Debt of the Borrower and any of its Subsidiaries incurred to finance or refinance the acquisition of fixed or capital assets (whether pursuant to a loan, a Capitalized Lease or otherwise) otherwise permitted pursuant to this Agreement, and any other Capitalized Leases, in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $2,000,000 at any one time outstanding and which limitation includes any Debt listed on SCHEDULE 4.18(b) hereof of the type subject to this
Section 6.2(d)(i); PROVIDED that such Debt is incurred substantially simultaneously with such acquisition or incurred in connection with a refinancing thereof;

             (ii) Debt arising from the honoring of a check, draft or similar instrument against insufficient funds; PROVIDED that such Debt is extinguished within two Business Days of its incurrence; and

             (iii) Debt in existence on the Closing Date and listed on SCHEDULE 4.18(b) hereof.

             (iv) Debt assumed in connection with a Permitted Acquisition provided that such Debt was existing prior to the Permitted Acquisition and was not incurred or created in contemplation of or in connection with such Permitted Acquisition and provided further that at the time such Debt was incurred it was not in contravention of and such incurrence is in compliance with Section 4.03(a) of the Senior Unsecured Notes Indenture.

             (v) endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

             (vi) Debt consisting of unsecured debt of the Borrower which is subordinated to the Loan Documents in a manner satisfactory to the Administrative Agent and which is issued as a portion of the consideration for a Permitted Acquisition and at the time such Debt was incurred it was not in contravention of and such incurrence is in compliance with Section 4.03(a) of the Senior Unsecured Notes Indenture.

         SECTION 6.3 FUNDAMENTAL CHANGES.

         (a) Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that so long as no Default or Event of Default shall have occurred and be continuing and so long as no Default or Event of Default would result therefrom, any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower or the Borrower, as the case may be, provided that in the case of any such merger or consolidation, the Person resulting from such merger or consolidation shall be the Borrower or a wholly-owned Subsidiary of the Borrower, as the case may be;



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         (b) Liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), convey, sell, assign, lease, transfer or otherwise dispose of (or agree to do any of the foregoing at any future time) all or substantially all of its property, business or assets, or permit any of its Subsidiaries to do any of the foregoing, except that any Subsidiary of the Borrower may convey, sell, assign, lease, transfer or otherwise dispose of all of its property, business or assets to the Borrower or any wholly-owned Subsidiary of the Borrower;

         SECTION 6.4 SALES, ETC. OF ASSETS. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

         (a) sales of any property (including Inventory) in the ordinary course of business;

         (b) sales of obsolete, worn out or surplus property in the ordinary course of business;

         (c) as permitted by Section 6.3(b);

         (d) sales of property or other assets acquired in the Acquisition;

         (e) the abandonment or other disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

         (f) sales of assets (other than an asset included in Section 6.4(a), (b), (c), (d), (e) or (g) the aggregate purchase price of which in any Fiscal Year does not exceed $1,000,000;

         (g) .the sale of any asset by the Borrower or any of its Subsidiaries (other than an asset included in Section 6.4(a), (b), (c), (d), (e) or (f)) long as (i) the purchase price paid to the Borrower or such Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale, (ii) the purchase price for such asset shall be paid to the Borrower or such Subsidiary solely in cash and (iii) the aggregate purchase price paid to the Borrower and all of its Subsidiaries for such asset and all other assets sold by the Borrower and its Subsidiaries (other than an asset included in Section 6.4(a), (b), (c) or (d)) shall not exceed $15,000,000 in any twelve month period measured from the end of the month in which such sale occurs;

PROVIDED that in the case of sales of assets pursuant to Section 6.4(g), the Borrower shall, on the date of receipt thereof, apply the entire Net Cash Proceeds from such sale in accordance with Section 2.6(b)(i).

         SECTION 6.5 INVESTMENTS IN OTHER PERSONS. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:



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

         (a) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and described on SCHEDULE 4.2, and additional investments in wholly-owned Subsidiaries of the Borrower; PROVIDED, HOWEVER, that no more than an aggregate amount equal to $5,000,000 shall be invested from the date hereof in Foreign Subsidiaries pursuant to this clause 6.5(a); and, PROVIDED, FURTHER, that with respect to Investments in any newly acquired or created wholly-owned Subsidiary, any such Subsidiary shall become a Guarantor pursuant to the terms of the Subsidiary Guaranty and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement;

         (b) Loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on the Closing Date and described in SCHEDULE 6.5(b), (iii) made after the Closing Date for relocation expenses in the ordinary course of business, (iv) made for other purposes in an aggregate amount (as to the Borrower and all its Subsidiaries) of up to $1,000,000 outstanding at any time or (v) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any capacity;

         (c) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

         (d) Investments representing evidences of Debt, securities or other property received from another Person by the Borrower or any of its Subsidiaries in connection with any bankruptcy proceeding or other reorganization of such other Person or as a result of foreclosure, perfection or enforcement of any Lien or exchange for evidences of Debt, securities or other property of such other Person held by the Borrower or any of its Subsidiaries; PROVIDED that any such securities or other property received by the Borrower or any of its Domestic Subsidiaries is pledged to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Documents;

         (e) Investments by the Borrower and its Subsidiaries in Cash
Equivalents;

         (f) Investments by the Borrower and its Subsidiaries in Bank Hedge Agreements permitted under Section 5.13;

         (g) Investments consisting of intercompany Debt permitted under Section 6.2(c);

         (h) Investments existing on the date hereof and described on SCHEDULE 6.5(h) hereto;

         (i) Investments by the Borrower and its Subsidiaries in deposit accounts opened in the ordinary course of business and otherwise in compliance with Section 5.16;

         (j) Investments by the Borrower and its Subsidiaries in joint ventures in an aggregate amount not to exceed $2,000,000;



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         (k) Investments consisting of accounts receivable and trade credit in the ordinary course of business;

         (l) Investments in the form of Permitted Acquisitions.

         (m) Investments consisting of cash collateral accounts used to secure the outstanding letters of credit of Borrower at the Closing Date; PROVIDED that such cash collateral accounts must be liquidated within thirty days of the Closing Date; and

         (n) Investments consisting of cash collateral accounts used to secure amounts owed to the bank which provides credit cards to Borrower's employees for use by the employees for business expenses, in an amount not to exceed $1,000,000.

         SECTION 6.6 DIVIDENDS, ETC. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or permit any of its Subsidiaries to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of the Borrower or any warrants, rights or options to acquire such capital stock or to issue or sell any such capital stock or any warrants, rights or options to acquire such capital stock, except:

         (a) The Borrower may declare and pay dividends and distributions payable solely in common stock of the Borrower;

         (b) A wholly-owned Subsidiary of the Borrower may declare and pay dividends and distributions to the Borrower;

         (c) For issuances of stock expressly permitted by Section 6.18.

         (d) For so long as no Default or Event of Default is occurring, the Borrower to the extent that it is required to do so by its employee stock ownership plan may acquire, in the ordinary course of business in connection with the retirement or termination of employees, shares of capital stock held by the employee stock ownership plan or distributed by an employee stock ownership plan to employees in connection with retirements or terminations of employees in an amount not to exceed $4,500,000 in any twelve month period, such twelve month period being calculated from the last day of the month in which such purchase is made.

         (e) For so long as no Default or Event of Default is existing, and after giving effect to such purchase the Borrower shall meet the condition set forth in subclause (v) under the definition of Permitted Acquisition the Borrower may purchase capital stock from employees in connection with retirements or terminations of employees in an aggregate amount not to exceed $700,000 in any fiscal year; PROVIDED, HOWEVER, that if in any fiscal year the amount of any such purchases are less than $700,000, the amount by which such purchases are less than $700,000 may be carried forward to subsequent fiscal years; PROVIDED, FURTHER, HOWEVER, that in no event may such purchases exceed $1,000,000 in any fiscal year and in no event shall any such purchases be made within one year of the Closing Date; provided, further, however, that with respect to any such purchase of common stock of the Borrower (i) the purchase price for such common stock shall not exceed the appraised value thereof as determined by an independent appraiser retained by the Board of Directors of the Borrower each year, and (ii) the Borrower's Board of Directors shall, prior to authorizing any such purchase, conclude in good faith that such appraised value does not materially exceed the then fair market value of such stock.

         (f) The payment by the Borrower to Kelso of a management fee in an amount not to exceed $200,000 per year.

         (g) Dividends payable solely in additional shares of preferred stock pursuant to the Borrower's outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

         SECTION 6.7 CHANGE IN NATURE OF BUSINESS. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

         SECTION 6.8 CHARTER AMENDMENTS. Amend, or permit any of its Subsidiaries to amend, its certificate or articles of incorporation or bylaws if such amendment could materially impair the interests or rights of the Administrative Agent or any Lender Party.

         SECTION 6.9 ACCOUNTING CHANGES. Make or permit, or permit any of its Subsidiaries to make or permit, any material change in (a) accounting policies or reporting practices, except as mandated by GAAP, or (b) its Fiscal Year.

         SECTION 6.10 PREPAYMENTS, ETC. OF DEBT. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof (a) in any manner, or make any payment in violation of any subordination terms of, any Debt, other than (i) the prepayment the Advances in accordance with the terms of this Agreement and (ii) regularly scheduled or required repayments of principal, interest, fees and expenses or redemptions of Surviving Debt, (b) amend, modify or change in any manner, which adversely affects the interests of the Lenders under this Agreement, any term or condition of any Existing Debt or Surviving Debt, or (c) permit any of its Subsidiaries to do any of the foregoing other than to repay any Debt payable to the Borrower.

         SECTION 6.11 AMENDMENT, ETC. OF ACQUISITION DOCUMENTS. Cancel or terminate any Acquisition Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Acquisition Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Acquisition Document or take any other action in connection with any Acquisition Document that would, in any such case, impair the value of the interests or rights of the Borrower thereunder, or would impair the interests or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

         SECTION 6.12 AMENDMENT, ETC. OF MATERIAL CONTRACTS. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract or take any other action in connection with any Material Contract that would materially impair the value of the interests or rights of the Borrower thereunder, or permit any of its Subsidiaries to do any of the foregoing.

         SECTION 6.13 NEGATIVE PLEDGE. Enter into, suffer to exist or permit any Subsidiary to enter into or suffer to exist any agreement other than (a) this Agreement, the other Loan Documents and any related documents and (b) any purchase money mortgages, acquisition agreements, Capitalized Leases or operating leases of real property entered into in the ordinary course of business which are otherwise permitted hereunder, which prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Lenders in respect of obligations and liabilities under this Agreement, any Notes or any other Loan Documents upon any of its property, assets or revenues, whether now owned or hereafter acquired.

         SECTION 6.14   PARTNERSHIPS, NEW SUBSIDIARIES.

         (a) Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, or

         (b) Create any new Subsidiary, unless such newly created Subsidiary shall become a Guarantor pursuant to the terms of Section 5.12(b) hereof and an additional grantor pursuant to the terms of the Security Agreement and Intellectual Property Security Agreement and all shares of the capital stock of such Subsidiary are pledged to the Administrative Agent pursuant to the Security Agreement.

         SECTION 6.15 TRANSACTIONS WITH AFFILIATES. Permit any Subsidiary to or itself will not conduct any business or enter into any transaction or series of similar transactions (including, in each case, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Borrower or any legal or beneficial owner of 5% or more of any class of capital stock of the Borrower or with an Affiliate of any such owner (other than any employee stock ownership plan for the benefit of the Borrower's or a Subsidiary's employees) unless the terms of such business, transaction or series of transactions are (i) set forth in writing, (ii) at least as favorable to the Borrower or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and (iii) the Board of Directors has, by resolution, determined in good faith that the criteria set forth in clause (ii) are satisfied; PROVIDED, HOWEVER, that the foregoing will not prohibit the following:

         (a) Payment by the Borrower to Kelso of a management fee in an amount not to exceed $200,000 per year;

         (b) Any of the actions otherwise permitted by Sections 6.5 or 6.6;

         (c) Any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Borrower's Board of Directors, in each case as otherwise permitted hereunder; or

         (d) Payment of reasonable fees to directors of the Borrower or its Subsidiaries who are not employees of the Borrower or its Subsidiaries.


         SECTION 6.16 SPECULATIVE TRANSACTIONS. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or derivatives or any similar speculative transactions, except for Bank Hedge Agreements expressly permitted under Section 5.13.

         SECTION 6.17 CAPITAL EXPENDITURES. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries in any period set forth below to exceed the amount set forth below for such period.

                   PERIOD                                                   AMOUNT
                   ------                                                 ----------

            Fiscal Year 1999                                              $4,000,000
            Fiscal Year 2000                                              $5,000,000
            Fiscal Year 2001                                              $5,000,000
            Fiscal Year 2002                                              $5,000,000
            Beginning of Fiscal Year 2002 to December 31, 2002            $3,000,000

; PROVIDED, HOWEVER, that amounts permitted to be expended in a Fiscal Year that are not expended in such fiscal year, but not in excess of fifty (50%) percent of such prior year's unused amount (not including any amount permitted to be carried forward from a prior year) shall be permitted to be expended in (but only in) the subsequent fiscal year.

         SECTION 6.18 ISSUANCE OF STOCK. The Borrower will not permit any of its Subsidiaries to, directly or indirectly, issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or any Subsidiary of the Borrower, except (a) to the Borrower, (b) to qualify directors if required by applicable law and (c) as set forth in SCHEDULE 6.18.


                                    ARTICLE 7

                             REPORTING REQUIREMENTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and Lender Parties:

         SECTION 7.1 DEFAULT NOTICE. As soon as possible and in any event within two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of any Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect, a statement of a Responsible Officer of the Borrower setting forth details of such Default or event, development or occurrence and the action that the Borrower has taken and proposes to take with respect thereto.

         SECTION 7.2 MONTHLY FINANCIALS. As soon as available and in any event within thirty (30) days after the end of each month which is not a fiscal quarter end, and within forty-five (45) days in the case of the end of each of the first two months after the Closing Date which are not fiscal quarter ends, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries, as of the end of such month and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income of the Borrower and its Subsidiaries, for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the prior Fiscal Year, all in reasonable detail and duly certified by the chief financial officer of the Borrower.

         SECTION 7.3 QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of such quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and an unaudited Consolidated statement of income and an unaudited Consolidated statement of cash flows of the Borrower and its Subsidiaries and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year and the corresponding figures from the budgets for such period and for the Fiscal Year which includes such period, all in reasonable detail and duly certified by the Chief Financial Officer of the Borrower as having been prepared in accordance with GAAP (subject to normal year-end audit adjustments), together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the financial covenants contained in Article 8, PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP.

         SECTION 7.4 ANNUAL FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries, and consolidating balance sheets of Borrower and its Subsidiaries, as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries, and consolidating statements of income and consolidating statements of cash flows of the Borrower and its Subsidiaries, for such Fiscal Year, in each case setting forth in comparative form the corresponding figures for the prior Fiscal Year and the corresponding figures from the budget for such Fiscal Year and in each case accompanied (in the case of such Consolidated financial statements) by an opinion acceptable to the Administrative Agent of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing acceptable to the Administrative Agent, with the consent of the Required Lenders, together with (a) a letter of such accounting firm to the Administrative Agent and Lender Parties stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (b) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Article 8, PROVIDED, that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Article 8, a statement of reconciliation conforming such financial statements to GAAP and (c) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

         SECTION 7.5 ANNUAL FORECASTS. As soon as available and in any event no later than ninety (90) days after the end of each Fiscal Year, (i) forecasts prepared by management of the Borrower, including balance sheets, income statements and cash flow statements on a quarterly basis, and (ii) a business plan, in each case for the Fiscal Year following such Fiscal Year then ended and in form reasonably satisfactory to the Administrative Agent.

         SECTION 7.6 ERISA EVENTS AND ERISA REPORTS. (i) Promptly and in any event within twenty (20) days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

         SECTION 7.7 PLAN TERMINATIONS. Promptly and in any event within five
(5) Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan or correspondence from the PBGC indicating it is considering termination of any Plan.

         SECTION 7.8 ACTUARIAL REPORTS. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report for each Plan with an Insufficiency.

         SECTION 7.9 PLAN ANNUAL REPORTS. Promptly and in any event within thirty (30) days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan with an Insufficiency.

         SECTION 7.10 RESERVED.

         SECTION 7.11 MULTIEMPLOYER PLAN AND ESOP NOTICES. Promptly and in any event within thirty (30) days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning, or other correspondence with respect to, (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan, (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (i) or (ii), or (iv) the status of the preferred stock of the Mosler Employee Stock Ownership Plan.

         SECTION 7.12 LITIGATION. Promptly after the commencement thereof, notice of all material actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, Federal, state, local or foreign, affecting any Loan Party or any of its Subsidiaries in which the amount involved (not covered by insurance) exceeds $1 million and that would reasonably be expected to have a Material Adverse Effect and, promptly after the occurrence thereof, notice of any disapproval of the proposed settlement in the case entitled FORD ET AL. V. MOSLER, INC., Case No. C-1-93-0322 or any Material Adverse Change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on SCHEDULE 3.1(e).

         SECTION 7.13 SECURITIES REPORTS. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any other governmental authority or with any national securities exchange.

         SECTION 7.14 CREDITOR REPORTS. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit agreement or similar agreement or instrument and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Article 7.

         SECTION 7.15 AGREEMENT NOTICES. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract or indenture, loan or credit agreement or similar agreement or instrument regarding or related to any breach or default by any party thereto or any event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Contract or indenture, loan or credit agreement or similar agreement or indenture and, from time to time upon request by the Administrative Agent, such information and reports regarding the foregoing as the Administrative Agent may reasonably request.

         SECTION 7.16 REVENUE AGENT REPORTS. Within ten (10) days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth any adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

         SECTION 7.17 ENVIRONMENTAL CONDITIONS. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect.

         SECTION 7.18 REAL PROPERTY. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report supplementing SCHEDULES 4.20 and 4.21 hereto, including an identification of all real and leased property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to remain accurate and complete in all respects.

         SECTION 7.19 INSURANCE. Upon the request, from time to time, of the Administrative Agent, promptly and in any event within thirty (30) days after any such request, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

         SECTION 7.20 BORROWING BASE CERTIFICATE. As soon as available and in any event within thirty (30) Business Days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by a Responsible Officer of the Borrower.

         SECTION 7.21 MANAGEMENT LETTERS. As soon as available and in any event within five (5) Business Days after the receipt thereof, copies of any "management letter" or similar letter received by the Borrower or its Board of Directors (or any Committee thereof) from its independent public accountants.

         SECTION 7.22 OTHER INFORMATION. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries or the Collateral as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.


                                    ARTICLE 8

                               FINANCIAL COVENANTS

         So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

         Section 8.1 MINIMUM EBITDA. Maintain for each period set forth below EBITDA at not less than the respective amounts set forth below PROVIDED, HOWEVER, that with respect to the first two full fiscal quarters ending after the Closing Date, EBITDA shall be calculated as provided at the end of this
Article 8:

         FOUR FISCAL QUARTERS ENDING ON OR ABOUT:             MINIMUM EBITDA
         ----------------------------------------             --------------

               March 31, 1999                                  $25,000,000
               June 30, 1999                                   $25,000,000
               September 30, 1999                              $27,500,000
               December 31, 1999                               $30,000,000
               March 31, 2000                                  $30,000,000
               June 30, 2000                                   $35,000,000
               September 30, 2000                              $35,000,000
               December 31, 2000                               $35,000,000
               March 31, 2001                                  $35,000,000
               June 30, 2001                                   $35,000,000
               September 30, 2001                              $35,000,000
               December 31, 2001                               $35,000,000
               March 31, 2002                                  $35,000,000
               June 30, 2002                                   $35,000,000

               September 30, 2002                              $35,000,000
               December 31, 2002                               $35.000,000

         Section 8.2 CONSOLIDATED SENIOR DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Senior Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below; PROVIDED, HOWEVER, that with respect to the first two full fiscal quarters ending after the Closing Date, EBITDA shall be calculated as provided at the end of this Article 8:

         FOUR FISCAL QUARTERS ENDING ON OR ABOUT:               RATIO
         ----------------------------------------               -----

               March 31, 1999                                   2.50
               June 30, 1999                                    2.50
               September 30, 1999                               2.25
               December 31, 1999                                2.00
               March 31, 2000                                   1.75
               June 30, 2000                                    1.75
               September 30, 2000                               1.75
               December 31, 2000                                1.75
               March 31, 2001                                   1.75
               June 30, 2001                                    1.25
               September 30, 2001                               1.25
               December 31, 2001                                1.25
               March 31, 2002                                   1.25
               June 30, 2002                                    1.25
               September 30, 2002                               1.25
               December 31, 2002                                1.25

         Section 8.3 CONSOLIDATED FUNDED DEBT TO EBITDA. Maintain as of the end of each fiscal quarter of the Borrower a ratio of Consolidated Funded Debt to EBITDA for the most recently completed four fiscal quarters of the Borrower of not more than the ratio set forth below; PROVIDED, HOWEVER, that with respect to the second full fiscal quarters ending after the Closing Date, EBITDA shall be calculated as provided at the end of this Article 8:

         FOUR FISCAL QUARTERS ENDING ON OR ABOUT:             RATIO
         ----------------------------------------             -----

               June 30, 1999                                    6.95
               September 30, 1999                               6.50
               December 31, 1999                                5.75
               March 31, 2000                                   5.75
               June 30, 2000                                    4.75
               September 30, 2000                               4.75
               December 31, 2000                                4.75

               March 31, 2001                                   4.75
               June 30, 2001                                    4.50
               September 30, 2001                               4.50
               December 31, 2001                                4.50
               March 31, 2002                                   4.50
               June 30, 2002                                    4.00
               September 30, 2002                               4.00
               December 31, 2002                                4.00

         Section 8.4 INTEREST COVERAGE RATIO. Maintain as of each date set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Borrower to (ii) Consolidated cash Interest Expense for the same period of not less than the ratio set forth below for such period (PROVIDED, HOWEVER, that with respect to the first two full fiscal quarters ending after the Closing Date, EBITDA and Consolidated cash Interest Expense shall be calculated as provided at the end of this Article 8) :

         FOUR FISCAL QUARTERS ENDING ON OR ABOUT:             RATIO
         ----------------------------------------             -----

               March 31, 1999                                   1.40
               June 30, 1999                                    1.40
               September 30, 1999                               1.50
               December 31, 1999                                1.50
               March 31, 2000                                   1.50
               June 30, 2000                                    1.85
               September 30, 2000                               1.85
               December 31, 2000                                1.85
               March 31, 2001                                   1.85
               June 30, 2001                                    2.00
               September 30, 2001                               2.00
               December 31, 2001                                2.00
               March 31, 2002                                   2.00
               June 30, 2002                                    2.00
               September 30, 2002                               2.00
               December 31, 2002                                2.00

With respect to each of SECTION 8.1, SECTION 8.2, SECTION 8.3 and SECTION 8.4, as to the first two full fiscal quarters ending after the Closing Date, EBITDA or Consolidated cash Interest Expense shall be calculated on an annualized basis, including all EBITDA or Consolidated cash Interest Expense for the quarter ending on or about December 31, 1998 such that (a) with respect to the first full fiscal quarter ending after the Closing Date, EBITDA or Consolidated cash Interest Expense shall be calculated by multiplying EBITDA or Consolidated cash Interest Expense for the period from September 30, 1998 to the end of such fiscal quarter by 2, and (b) with respect to the first two full fiscal quarters ending after the Closing Date, EBITDA or Consolidated cash Interest Expense shall be calculated by multiplying EBITDA or Consolidated cash Interest Expense for the period from September 30, 1998 to the end of such fiscal quarter by 4/3.


                                    ARTICLE 9

                                EVENTS OF DEFAULT


         If any of the following ("EVENTS OF DEFAULT") shall occur and be continuing:

         SECTION 9.1 PAYMENT. (a) The Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (b) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause
(b) within two (2) Business Days after the same becomes due and payable; or

         SECTION 9.2 REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made or confirmed; or

         SECTION 9.3 CERTAIN COVENANTS. The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.5, 5.6, 5.7, 5.12, 5.13, 5.14, 5.16, Article 6 or Article 8; or

         SECTION 9.4 OTHER COVENANTS. Any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for thirty (30) days after the earlier of the date on which (a) a Responsible Officer of any Loan Party becomes aware of such failure or (b) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

         SECTION 9.5 OTHER DEFAULTS. Any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1 million either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, in each case if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

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

         SECTION 9.6 BANKRUPTCY, ETC. Any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of thirty (30) days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur, or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this Section 9.6; or

         SECTION 9.7 JUDGMENTS.

         (a) Any judgment or order for the payment of money in excess of $1 million (other than such a judgment or order which is fully covered by insurance for which the appropriate insurer has acknowledged responsibility in writing) shall be rendered against any Loan Party or any of its Subsidiaries and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of ninety (90) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

         (b) Any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or]

         SECTION 9.8 LOAN DOCUMENTS. Any material provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against any Loan Party which is party to it, or any such Loan Party shall so state in writing; or

         SECTION 9.9 LIENS. Any Collateral Document after delivery thereof shall for any reason cease to or otherwise not create a valid and perfected first and only priority lien on and security interest in the Collateral purported to be covered thereby; or

         SECTION 9.10 CHANGE OF CONTROL.  Any Change of Control shall occur; or

         SECTION 9.11 ERISA EVENTS.

         (a) Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of the last such ERISA Event) of the Insufficiency of such


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

Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Events) would reasonably be expected to result in a Material Adverse Effect; or

         (b) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), would reasonably be expected to result in a Material Adverse Effect; or

         (c) Any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount that would reasonably be expected to result in a Material Adverse Effect; or

         SECTION 9.12 BORROWING BASE DEFICIENCY. Any Borrowing Base Deficiency shall occur and be continuing which is not eliminated by the Borrower's prepayment within seven (7) Business Days of then outstanding Swing Line Advances and Revolving Credit Advances in an amount sufficient to eliminate such Borrowing Base Deficiency; or

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each appropriate Lender (other than the Commitment in respect of Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (B) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.3(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.2(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and
(y) the Notes, all such interest and all such amounts

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
shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Article 9 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.


                                   ARTICLE 10

                            THE ADMINISTRATIVE AGENT


         SECTION 10.1 AUTHORIZATION AND ACTION. Each Lender Party (in its capacities as a Lender, the Issuing Bank, the Swing Line Bank and any Hedge
Bank) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; PROVIDED, HOWEVER, that the Administrative Agent shall not be required to take any action that exposes the Administrative Agent to personal liability or that is contrary to this Agreement, any other Loan Document or applicable law. The Administrative Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. The Administrative Agent shall not be a trustee or fiduciary for any Lender.

         SECTION 10.2 AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by




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

it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 11.7; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 10.3 FLEET AND AFFILIATES. With respect to its Commitments, the Advances made by it and the Notes issued to it, Fleet shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Fleet in its individual capacity. Fleet and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Fleet were not the Administrative Agent and without any duty to account therefor to the Lender Parties.

         SECTION 10.4 LENDER PARTY CREDIT DECISION. Each Lender Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         SECTION 10.5 INDEMNIFICATION.

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

         (a) Each Lender Party severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Administrative Agent under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

         (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of any of the Loan Documents or any action taken or omitted by the Issuing Bank under any of the Loan Documents; PROVIDED, HOWEVER, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 11.4, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

         (c) For purposes of Sections 10.5(a) and 10.5(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, and (iii) their respective Unused Revolving Credit Commitments at such time; PROVIDED, that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 10.5 to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties


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

to the Administrative Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Administrative Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreements of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 10.5 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

         SECTION 10.6 SUCCESSOR ADMINISTRATIVE AGENTS. The Administrative Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent as to such of the Facilities as to which the Administrative Agent has resigned or been removed. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lender Parties, appoint a successor Administrative Agent, which shall be a Lender which is a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations under this Agreement and the other Loan Documents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent as to less than all of the Facilities and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrower in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent as to all of the Facilities, the


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

provisions of this Article 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent as to any Facilities under this Agreement.

         SECTION 10.7 EVENTS OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give notice thereof to the Lenders (and shall give each Lender notice of each such non-payment). The Administrative Agent shall (subject to Section 10.1(b) hereof) take such action with respect to such Default as shall be directed by the Required Lenders.

                                   ARTICLE 11

                                  MISCELLANEOUS


         SECTION 11.1 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and Revolving Credit Lenders holding greater than 50% of the aggregate Revolving Credit Commitments, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) change the percentage of (A) the Commitments,
(B) the aggregate unpaid principal amount of the Advances or (C) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder; (ii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on any material portion of the Collateral in any transaction or series of related transactions to secure any liabilities or obligations other than Obligations owing to the Secured Parties under the Loan Documents; (iii) release any of the Guarantors from their Subsidiary Guaranty;
(iv) amend this Section 11.1; or (v) limit the liability of any Loan Party under any of the Loan Documents; (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Revolving Credit Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) change any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.6 in any manner that materially affects such Lender; PROVIDED, FURTHER, that no


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
amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement or any other Loan Document; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document.

         Any waiver and any amendment, supplement or modification pursuant to this subsection 11.1 shall apply to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         SECTION 11.2 NOTICES ETC. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered,

                  (a)      if to the Borrower:

                                    Mosler Inc.
                                    8509 Berk Boulevard
                                    Hamilton, Ohio 450120793
                                    Attention: Thomas Bell
                                    Facsimile No.:  (513)870-1012

                           and

                                    Kelso & Company
                                    320 Park Avenue, 24th Floor
                                    New York, New York 10022
                                    Attention: James J. Connors, II
                 .                  Facsimile: (212) 223-2379

                           With a copy (which shall not constitute notice hereunder) to:

                                    Debevoise & Plimpton
                 .                  875 Third Avenue
                                    New York, New York 10022
                                    Attention: Margaret A. Davenport
                                    Facsimile: (212) 909-6836



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

                  (b)      if to the Administrative Agent:

                                    Fleet National Bank
                                    One Federal Street, 3rd Floor
                                    Boston, Massachusetts 02110
                                    Attention: Howard Diamond
                                    Telephone No.: (617) 346-0042
                                    Facsimile No.: (617) 346-5093

                           with a copy to:

                                    Winston & Strawn
                                    200 Park Avenue
                                    New York, New York 10166
                                    Attention: Robert W. Ericson, Esq.
                                    Telephone No.: (212) 294-6741
                                    Facsimile No.: (212) 294-4700

             (c) if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on SCHEDULE I attached hereto.

             (d) if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party;

or, as to the Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed by certified mail, return receipt requested, telegraphed, telecopied or telexed, be effective 3 days after mailing, upon delivery to the telegraph company, upon transmission by telecopier or upon confirmation by telex answerback, respectively, except that notices and communications to the Administrative Agent pursuant to Article 2, 3 or 10 shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of this Agreement, the Notes or any other Loan Document or of any Exhibit hereto or thereto or of any amendment or waiver of any provision thereof shall be as effective as delivery of a manually executed counterpart thereof.

         SECTION 11.3 NO WAIVER; REMEDIES. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.



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

         SECTION 11.4 COSTS AND EXPENSES.

         (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, and (B) the fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent, each Lender Party and each of their respective Affiliates and their respective officers, directors, trustees, employees, agents, advisors, successors and assigns (each, an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Transaction, (ii) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit by the Borrower or any of its Subsidiaries or other Affiliates and any of the other transactions contemplated by the Loan Documents, or (iii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, officers, employees, stockholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or (y) has arisen from claims made or legal proceedings commenced against such Indemnified Party by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clause (ii) of Section 11.4(a), the Borrower shall have no obligation under this Section 11.4 to the Indemnified Parties


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with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any governmental authority. The Borrower also agrees not to assert any claim against the Administrative Agent, any Lender Party or any of their respective Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the Transaction, other than claims for direct, as opposed to consequential, damages.

         (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.9(b)(i) or 2.10(d) or a prepayment pursuant to Section 2.6(a) or (b), acceleration of the maturity of the Notes pursuant to Article 9 or for any other reason, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by any Lender Party to fund or maintain such Advance.

         (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent, in its sole discretion.

         (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
11.4 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents. Notwithstanding the foregoing, the Borrower shall have no obligation under this
Section 11.4 with respect to any taxes, levies, imposts, deductions, charges or withholdings or any liabilities with respect thereto.

         SECTION 11.5 RIGHT OF SET-OFF. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Article 9 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Article 9, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any of its Subsidiaries against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such


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Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have at law, in equity or otherwise.

         SECTION 11.6 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that each such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign any of its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

         SECTION 11.7 ASSIGNMENTS AND PARTICIPATIONS.

         (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); PROVIDED, HOWEVER, that except
(i) in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000, (ii) no such assignments shall be permitted without the prior consent of the Administrative Agent (which may be withheld for any reason) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed, but in any event not later than 90 days following the Closing Date, (iii) no such assignment shall be permitted if, immediately after giving effect thereto, the Borrower would be required to make payments to or on behalf of the assignee Lender Party pursuant to Section 2.10(a) or (b) and the assignor Lender Party was not, at the time of such assignment, entitled to receive any payment pursuant to Section 2.10(a) or (b), and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. The Documentation Agent may assign such position to any Lender Party with the consent of the Borrower which consent will not be unreasonably withheld.

         (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to


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

such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 11.7(b) would be entitled to receive any greater payment under Section 2.10 or 2.12 than the assigning Lender would have been entitled to receive as of such date under such subsection with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive the benefit of this provision at the time of the assignment.

         (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

         (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each


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Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment and the appropriate processing and reconciliation fee, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT C hereto. Any Notes surrendered by the assigning Lender Party shall be returned by the Administrative Agent to the Borrower marked "cancelled." The date of the effectiveness of any assignment hereunder shall be determined pursuant to the terms and provisions of the relevant Assignment and Acceptance.

         (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; PROVIDED, HOWEVER, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,000.

         (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it); PROVIDED, HOWEVER, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment, waiver or other modification of any


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provision of this Agreement or any other Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver, modification or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

         (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.7, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; PROVIDED, HOWEVER, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party. The Borrower agrees that each Lender shall be entitled to the benefits of Sections 2.10, 2.12 and 11.4 without regard to whether it has granted any participating interest, and that all amounts payable to a Lender under Sections 2.10, 2.12 and 11.4 shall be determined as if such Lender had not granted any such participating interests. No assignment or participation made or purported to be made to any transferee shall be effective without the prior written consent of the Borrower if it would require the Borrower to make any filing with any governmental authority or qualify any Advance or Note under the laws of any jurisdiction, and the Borrower shall be entitled to request and receive such information and assurances as it may reasonably request from any Lender Party or any transferee to determine whether any such filing or qualification is required or whether any assignment or participation is otherwise in accordance with applicable law.

         (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may (i) at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System, or (ii) assign all or any portion of its rights or obligations under the Loan Documents to any Affiliate thereof.

         SECTION 11.8 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 11.9 NO LIABILITY OF THE ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers, directors, employees or agents shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or


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genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         SECTION 11.10 CONFIDENTIALITY. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to the Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking; and PROVIDED that, in the case of clauses (b) and (c), the Administrative Agent or such Lender Party shall, unless prohibited by any requirement of law, notify the Borrower of any disclosure if reasonably practicable under such circumstances.

         SECTION 11.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.12 INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of each of the Loan Parties party hereto, the Administrative Agent and the Lender Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any of the Loan Parties party hereto, the Administrative Agent or any Lender Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         SECTION 11.13 JURISDICTION, ETC.


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         (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY
SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION.

         (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

         SECTION 11.14 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS (OTHER THAN THE MORTGAGES WHICH SHALL BE GOVERNED BY THE LAW OF THE JURISDICTION WHERE THE PROPERTY COVERED THEREBY IS LOCATED) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICTS OF LAWS OTHER THAN GENERAL OBLIGATIONS LAW SECTION 5-1401.

         SECTION 11.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE LOAN PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDER PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT


                                      106
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OR ANY LENDER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR
ENFORCEMENT THEREOF.

                            [SIGNATURE PAGES FOLLOW]




                                      107
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              MOSLER INC.


                              by: /s/ Michel Rapoport
                                  -------------------------------

                              Title: President - CEO
                                    -----------------------------



                              FLEET NATIONAL BANK,
                              AS ADMINISTRATIVE AGENT,
                              AS INITIAL ISSUING BANK,
                              AS SWING LINE BANK, AND
                              AS DOCUMENTATION AGENT


                              By: /a/ James T. Andersen
                                  -------------------------------

                              Title: Managing Director
                                    -----------------------------

                                   INITIAL LENDERS


                              FLEET NATIONAL BANK


                              By: /a/ James T. Andersen
                                  -------------------------------

                              Title: Managing Director
                                    -----------------------------

                              KEY CORPORATE CAPITAL INC.


                              By:  /s/ Jane Parker
                                  -------------------------------

                              Title: Vice President
                                    -----------------------------


                              U.S. BANK NATIONAL ASSOCIATION


                              By: /s/ Michael Reymann
                                  -------------------------------

                              Title: Vice President
                                    -----------------------------


                              THE PROVIDENT BANK


                              By: /s/ Barry A. Peterson
                                  -------------------------------

                              Title: Vice President
                                    -----------------------------



                                      110